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                                                                    Exhibit 10.7

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                                CREDIT AGREEMENT

                            Dated as of July 20, 2001

                                      Among

                                    NN, INC.,
                                as the Borrower,

                   All of its present and future Subsidiaries that become parties hereto, as Guarantors,

                         the Lenders identified herein,

                             BANK ONE, KENTUCKY, NA,
                                  as Co-Agent,

                                       and

                                  AMSOUTH BANK,
                             as Administrative Agent


                      $25,000,000 Revolving Credit Facility
                         $35,000,000 Term Loan Facility


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                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement"), dated as of July 20, 2001, is made and entered into on the terms and conditions hereinafter set forth, by and among NN, INC., a Delaware corporation (the "Borrower"), all subsidiaries of the Borrower now or hereafter becoming parties to this Agreement (collectively, the "Guarantors" and, individually, a "Guarantor"), those several lenders who are or become parties to this Agreement (collectively, the "Lenders" and, individually, a "Lender"), AMSOUTH BANK, an Alabama state bank having an office and place of business in Nashville, Tennessee ("AmSouth"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANK ONE, KENTUCKY, NA, as co-agent for the Lenders (in such capacity, the "Co-Agent").

THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1.

                          DEFINITIONS, ACCOUNTING TERMS
                         AND PRINCIPLES OF CONSTRUCTION

     1.1. Defined Terms. In addition to terms defined elsewhere herein, the following terms, as used in this Agreement, shall have the respective meanings set forth below (terms defined in the singular to have the same meaning when used in the plural, and vice versa, unless otherwise expressly indicated):

             "Administrative Agent" shall mean AmSouth or such successor Administrative Agent as may be appointed by the Lenders pursuant to Section
12.10 hereof.

             "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling (including all directors, officers and employees of such Person), directly or indirectly controlled by or under direct or indirect common control with such Person.

             "Applicable Bankruptcy Law" shall mean, with respect to any Guarantor, Title 11 of the United States Code, and any other laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency and any other similar laws applicable to such Guarantor.

             "Applicable Base Rate Margin" shall mean the margin to be added to the Base Rate for purposes of determining the interest rate(s) applicable to Base Rate Loans from time to time, which shall be determined as provided in
Section 2.10.

             "Applicable Commitment Fee Percentage" shall mean the percentage to be used to calculate Commitment Fees from time to time, which shall be determined as provided in Section 2.10.

             "Applicable LIBOR Margin" shall mean the margin to be added to LIBOR for purposes of determining the interest rate(s) applicable to LIBOR Loans from time to time, which shall be determined as provided in Section 2.10.

             "Asset Acquisition" shall mean (a) any Investment by the Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Borrower or any of its

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Subsidiaries or shall be merged with the Borrower or any of its Subsidiaries or
(b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person that constitute substantially all of an operating unit or business of such Person.

             "Assignment and Acceptance" shall mean an assignment and acceptance, substantially in the form of Exhibit 13.2, between a transferor Lender and a proposed transferee, regarding the sale, assignment, transfer or other disposition (other than the sale of a participation) of all or any amount of the Commitments, Revolving Loans and Term Loans of such Lender.

             "Base LIBOR" shall mean the rate per annum for offered Dollar deposits in the interbank Eurodollar market appearing on page 3750 of the TELERATE rate reporting system at approximately 11:00 a.m., Central time, on the Interest Rate Determination Date immediately prior to the beginning of the Interest Period for the corresponding LIBOR Loan, for the number of months comprised therein and in an amount equal to the amount of such LIBOR Loan to be outstanding during such Interest Period. Without limiting the provisions of
Section 2.11.3, in the event that prior to the Term Loan Maturity Date TELERATE quotes for Base LIBOR are discontinued or become unascertainable, the Administrative Agent may (1) determine Base LIBOR with reference to the rate per annum for offered Dollar deposits in the interbank Eurodollar market appearing on the Reuters Screen LIBO Page at approximately 11:00 a.m., Central time, on the Interest Rate Determination Date immediately prior to the beginning of the Interest Period for the corresponding LIBOR Loan, for the number of months comprised therein and in an amount equal to the amount of such LIBOR Loan to be outstanding during such Interest Period (and if more than one such rate appears, the Administrative Agent may use the arithmetic mean of such rates), or (2) designate any other comparable resource for use in determining Base LIBOR for purposes hereof.

             "Base Rate" shall mean, for any period, the greater of (i) the fluctuating rate of interest per annum from time to time established by AmSouth as its "prime rate", regardless of whether published or publicly announced, or
(ii) a fluctuating rate of interest per annum equal to one-half of one percentage point (0.5%) in excess of the Federal Funds Rate in effect from time to time. Each change in the Base Rate shall be effective as of the opening of business on the day such change occurs. The parties hereto acknowledge that the rate established by AmSouth as its "prime rate" is an index or base rate and is not necessarily the lowest rate charged to its customers or other banks. In the event that AmSouth discontinues or abandons the practice of establishing a prime rate, or should the same become unascertainable, the Administrative Agent shall designate a comparable reference rate for use in determining the Base Rate for purposes hereof.

             "Base Rate Loans" shall mean Revolving Loans and Term Loans bearing interest at rates determined by reference to the Base Rate.

             "Borrowing" shall mean (1) a borrowing consisting of Revolving Loans made to the Borrower on the same day by the Lenders ratably according to their respective Commitments pursuant to the provisions of Section 2.2.1, (2) a borrowing consisting of Term Loans made to the Borrower on the same day by the Lenders ratably according to their respective Commitments pursuant to the provisions of Section 2.2.2, and (3) a borrowing consisting of a Swing Line Loan made to the Borrower by the Swing Line Lender pursuant to the provisions of
Section 2.2.7.

             "Business Day" shall mean any day on which AmSouth's Tennessee offices are open to conduct AmSouth's general banking business and on which the Federal Reserve System is open to conduct the business conducted by it.

             "Capital Expenditures" shall mean, as to any Person for any period, the aggregate capital expenditures recorded by such Person and its Subsidiaries on a consolidated basis in conformity with GAAP, including charges in respect of Capitalized Lease Obligations exclusive of imputed interest on such Capitalized Lease Obligations; provided, however, that for purposes of determining Capital Expenditures for the Borrower

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and its Subsidiaries on a consolidated basis, there shall be excluded therefrom any Capital Expenditures attributable solely to the making of Permitted Acquisitions.

             "Capitalization" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, the sum of Consolidated Funded Indebtedness plus shareholders' equity.

             "Capitalized Lease" shall mean, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

             "Capitalized Lease Obligations" shall mean, as to any Person, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capitalized Leases.

             "Cash Equivalents" shall mean, at any time,

             (a) certificates of deposit or time deposits having a maturity not exceeding ninety (90) days, and demand deposits, that are fully insured by the Federal Deposit Insurance Corporation and that are maintained with commercial banks organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia;

             (b)  Government Obligations having a maturity not exceeding ninety
      (90) days;

             (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's, having a maturity not exceeding ninety (90) days;

             (d) certificates of deposit or time deposits maintained with (i) the Lenders or (ii) other commercial banks having capital and undivided surplus of at least $500 million and issuing commercial paper rated as described in the preceding clause (c) and organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia, having a maturity not exceeding ninety (90) days;

             (e) repurchase agreements or investment contracts having a maturity not exceeding ninety (90) days with a financial institution insured by the Federal Deposit Insurance Corporation, or any broker or dealer (as defined in the Securities Exchange Act of 1934) that is a dealer in government bonds and that is recognized by trades with and reports to, a Federal Reserve Bank as a primary dealer in government securities; provided that in any case (i) collateral is pledged for the repurchase agreement or investment contract, which collateral consists of
      (A) Government Obligations or evidences of ownership of proportionate interests in future interest and principal payments on Government Obligations held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on such obligations, and which underlying obligations are held in a segregated account and not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated or (B) evidences of indebtedness issued by any of the following: Bank of Cooperatives, Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation (including participation certificates), Federal Housing Administration, Federal Farm Credit Banks, Federal National Mortgage Association, Government National Mortgage Association, Inter-American Development Bank, International Bank for Reconstruction and Development, Small Business Administration or any other agency or instrumentality of the United States of America created by an act of Congress that is substantially similar to the foregoing in its legal relationship to the United States of America, (ii) the current market value of the collateral securing the repurchase agreement or investment contract is at least equal to the amount of the

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      repurchase agreement or investment contract and (iii) the current market value of the collateral is determined not less frequently than monthly;

             (f) investments in money market funds substantially all of whose assets consist of securities of the types described in the foregoing clauses (b) through (e);

             (g) investments in obligations the return with respect to which is excludable from gross income under Section 103 of the Code, having a maturity of not more than six (6) months or providing the holder the right to put such obligations for purchase at par upon not more than twenty-eight (28) days' notice, and which are rated at least A-1 by S&P or P-1 by Moody's;

             (h) investments in tax free money market funds all of whose assets consist of securities of the types described in the foregoing clause (g); and

             (i) investments, redeemable upon not more than seven (7) days' notice, in money market preferred municipal bond funds that are rated at least AAA by S&P or Aaa by Moody's.

             "Code" shall mean the Internal Revenue Code of 1986.

             "Collateral" shall mean all property and interests in property, presently owned or hereafter acquired or presently existing or hereafter created by the Borrower or the Guarantors, including any and all proceeds thereof, in which a security interest has been granted in favor of the Administrative Agent for the ratable benefit of the Lenders, whether under this Agreement or any other Loan Document.

             "Commission" shall mean the Securities and Exchange Commission or any successor entity.

             "Commitment Fees" shall have the meaning given such term in Section 2.8.3.

             "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments, which collectively are in the aggregate amount set forth in Section 2.1 and in the case of each Lender are in the initial amount set forth with such Lender's signature on this Agreement or the Assignment and Acceptance pursuant to which such Lender became a party hereto.

             "Commonly Controlled Entity" shall mean a Person that is under common control with the Borrower within the meaning of subsection 414(b), (c),
(m), (n) or (o) of the Code.

             "Consolidated Funded Indebtedness" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, all Indebtedness that constitutes (a) indebtedness for borrowed money or for notes, debentures or other debt securities, (b) notes payable and drafts accepted representing extensions of credit regardless of whether the same represent obligations for borrowed money,
(c) reimbursement obligations in respect of letters of credit issued for the account of Borrower or a Subsidiary thereof (including any such obligations in respect of any drafts drawn thereunder), (d) liabilities for all or any part of the deferred purchase price of property or services, (e) liabilities secured by any Lien on any property or asset owned or held by the Borrower or any of its Subsidiaries regardless of whether the Indebtedness secured thereby shall have been assumed by or is a primary obligation of the Borrower or such Subsidiary,
(f) Capitalized Lease Obligations, and (g) without duplication, all Contingent Obligations the primary obligation of which is Indebtedness of the type described in clauses (a) through (f) above; provided, however, that Consolidated Funded Indebtedness shall not include any unsecured current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument.

             "Consolidated Net Income" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, the net income (or loss) after taxes of the Borrower and its Subsidiaries on a

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consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP, subject to customary exclusions with respect to extraordinary and nonrecurring items.

             "Consolidated Net Worth" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity determined in conformity with GAAP.

             "Contingent Obligations" shall mean, as to any Person, any contingent obligation calculated in conformity with GAAP, and in any event shall include (without duplication) all indebtedness, obligations or other liabilities of such Person guaranteeing or in effect guaranteeing the payment or performance of any indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any indebtedness, obligation or other liability of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

             "Contractual Obligations" shall mean, as to any Person, any and all indebtedness, obligations or other liabilities of such Person, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected or pursuant to the provisions of any security issued by such Person.

             "Credit Fees" shall mean the credit fees payable as provided in
Section 2.8.

             "Current Maturities of Long-Term Debt" shall mean, as of any date of determination, that portion of Consolidated Funded Indebtedness that is due and payable within the twelve (12) month period immediately following the date of determination, calculated in conformity with GAAP.

             "Default" shall mean any of the events specified in Section 11.1, regardless of whether any requirement for the giving of notice (and if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

             "Default Rate" shall mean the rate(s) per annum otherwise applicable to Loans from time to time plus two percentage points (2.00%); provided, however, that in no event shall any Default Rate exceed the Highest Lawful Rate.

             "Dollars" and "$" shall mean lawful money of the United States of America.

             "EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, after giving Pro Forma Effect to any Asset Acquisition made during such period, the sum of Consolidated Net Income, plus Interest Expense, plus any provision for taxes based on income or profits that was deducted in computing Consolidated Net Income, plus depreciation, plus amortization of intangible assets and other non-cash charges (including the minority interests in the Euroball consolidated subsidiaries).

             "Environmental Laws" shall mean all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976,

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as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C.
(S)6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801, et seq., the Clean Air Act, 42 U.S.C. (S)7401 et seq., the Clean Water Act of 1977, 33 U.S.C.
(S)1251 et seq., the Tennessee Hazardous Waste Management Act of 1977, Tenn. Code Ann. (S)68-212-101 et seq., the Tennessee Hazardous Waste Management Act of 1983, Tenn. Code Ann. (S)68-212-201 et seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to public health or safety, to the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974.

          "Euroball" shall mean NN Euroball, ApS, a limited liability company organized under the laws of Denmark.

          "Event of Default" shall mean any of the events specified in Section 11.1, provided that any requirement for the giving of notice (and if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

          "Existing Liens" shall mean those certain Liens in existence on the date hereof that are described on Schedules 7.17A and 7.17 B.

          "Facilities" shall mean the Revolving Credit Facility, the Term Loan Facility and the Swing Line Facility.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York.

          "Financing Statement" shall mean any Uniform Commercial Code financing statement, on Form UCC-1 or otherwise, executed pursuant to the provisions of this Agreement or any other Loan Document.

          "Fiscal Quarter" shall mean each of the accounting periods of approximately three (3) months ending on March 31, June 30, September 30 and December 31, respectively, of each year.

          "Fiscal Year" shall mean the twelve (12) month period ending on December 31 of each year.

          "Fixed Charge Coverage Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated as of any date of determination for the most recent twelve (12) month period after giving Pro Forma Effect to any Asset Acquisition made during such period, the ratio of (a) the sum of EBITDA plus Rent Expense to (b) the sum of Interest Expense plus Current Maturities of Long-Term Debt plus Rent Expense.

          "Funded Indebtedness to Capitalization Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, the ratio of Consolidated Funded Indebtedness to Capitalization.

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          "Funded Indebtedness to EBITDA Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated as of any date of determination for the most recent twelve (12) month period after giving Pro
Forma Effect to any Asset Acquisition made during such period, the ratio of Consolidated Funded Indebtedness to EBITDA.

          "Funding Date" shall mean each of the respective dates on which the funding of a Borrowing made under this Agreement occurs.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Government Obligations" shall mean direct obligations of the United States of America or obligations for the full and prompt payment of which the full faith and credit of the United States of America are pledged.

          "Governmental Authority" shall mean any nation, province, state or other political subdivision thereof and any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" shall mean all the Obligations of the Borrower guaranteed by the Guarantors pursuant to Article 5.

          "Guarantor" shall mean each Subsidiary of the Borrower that has become a party to this Agreement as a Guarantor by executing this Agreement or a Supplement to Credit Agreement in the form of Exhibit 1.1A, and has delivered to the Administrative Agent, for the ratable benefit of the Lenders and has all promissory notes and other instruments evidencing intercompany Indebtedness owed to such Subsidiary by any other Subsidiary of the Borrower, endorsed to the order of the Administrative Agent.

          "Guaranty" shall mean the guaranty of the Obligations of the Borrower set forth in Article 5.

          "Hazardous Material" shall mean gasoline, motor oil, fuel oil, waste oil, other petroleum or petroleum-based products, asbestos, polychlorinated biphenyls, medical and infectious wastes and any chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, county, local or regional authority or which, even if not so regulated, is known to pose a hazard to health and safety, including but not limited to substances and materials defined or designated as "hazardous substances", "hazardous wastes", "pollutants", "contaminants", "hazardous materials" or "toxic substances" under any Environmental Law.

          "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on debts outstanding hereunder or under the Notes, as the case may be, under the laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Indebtedness" shall mean, as to any Person, all items that in conformity with GAAP would be shown on the balance sheet of such Person as a liability and in any event shall include (without duplication) (a) indebtedness for borrowed money or for notes, debentures or other debt securities, (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (c) reimbursement obligations in respect of letters of credit issued for the account of such Person (including any such obligations in respect of any drafts drawn thereunder), (d) liabilities for all or any part of the deferred purchase price of property or services, (e) liabilities secured by any Lien on any property or asset owned or

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held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (f) Capitalized Lease Obligations, and (g) Contingent Obligations.

          "Interest Expense" shall mean, as to any Person for any period, the aggregate interest expense and amortization of deferred loan costs of such Person and its Subsidiaries on a consolidated basis for such period (calculated without regard to any limitations on the payment thereof), imputed interest on Capitalized Lease Obligations, commissions, discounts and other fees and charges owed with respect to letters of credit and unused commitments and net costs under interest rate protection agreements, all as determined in conformity with GAAP.

          "Interest Payment Date" shall mean, (a) with respect to any Base Rate Loan or Swing Line Loan, the first day of each month, commencing on the first day of the first month after the applicable Funding Date, and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to such Loan.

          "Interest Period" shall mean any interest period applicable to a LIBOR Loan as determined pursuant to Section 2.11.1.

          "Interest Rate Contracts" shall mean any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates, in each case between the Borrower and any Lender, and in an aggregate notional amount at any time not to exceed an amount equal to Consolidated Funded Indebtedness at such time.

          "Interest Rate Determination Date" shall mean each date for calculating LIBOR for purposes of determining the interest rate in respect of an Interest Period, which in each case shall be the second (2d) Business Day prior to the first (1st) day of the corresponding Interest Period.

          "Investment" shall mean the making of any loan, advance, extension of credit or capital contribution to, or the acquisition of any stock, bonds, notes, debentures or other obligations or securities of, or the acquisition of any other interest in or the making of any other investment in, any Person.

          "Last Four Fiscal Quarters" shall mean, as of any date of determination, the Fiscal Quarter ending on such date or otherwise then most recently ended plus the immediately preceding three Fiscal Quarters.

          "Lending Office" shall mean with respect to any Lender or the Administrative Agent, the office of each such Lender at the address specified on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as any such Lender from time to time may specify to the Borrower and the Administrative Agent.

          "LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the nearest whole one-eighth of 1%) equal to the product of Base LIBOR times Statutory Reserves.

          "LIBOR Loans" shall mean Revolving Loans and Term Loans bearing interest at rates determined by reference to LIBOR.

          "Lien" shall mean, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge, hypothecation or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any assignment, deposit, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same

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economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan Documents" shall mean this Agreement, the Notes, the Interest Rate Contracts and all other documents, instruments and agreements now or hereafter executed or delivered pursuant hereto or in connection herewith.

          "Loans" shall mean Revolving Loans, Term Loans and Swing Line Loans.

          "Material Adverse Effect" and "Material Adverse Change" shall mean a material adverse effect on, or a material adverse change in, (a) the properties, business, prospects, operations, management or financial condition of the Borrower and the Guarantors, taken as a whole, or (b) the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform any of their respective obligations under this Agreement, the Notes or the other Loan Documents to which it is a party.

          "Material Contract" shall mean each contract to which the Borrower or any of its Subsidiaries is a party or a guarantor (or by which it is bound) that requires payments (either to or for the benefit of, or by or on behalf of, the Borrower or any of its Subsidiaries) in excess of $10,000,000 in any twelve-month period (a) the cancellation, non-performance or non-renewal of which by any party thereto would have a Material Adverse Effect, or (b) pursuant to which the Borrower or any of its Subsidiaries may incur Indebtedness for borrowed money or Capitalized Lease Obligations.

          "Maximum Guaranty Liability" shall mean the maximum liability hereunder of the respective Guarantors permitted by Applicable Bankruptcy Law as provided in Section 5.2.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Multi-Employer Plan" shall mean any multiple employer plan, as defined in Section 4001(a)(3) of ERISA, that is maintained by the Borrower, any Guarantor, any of their respective Subsidiaries or a Commonly Controlled Entity.

          "NN, Inc. Stock Incentive Plan" shall mean the NN, Inc. Stock Incentive Plan as amended, restated or modified from time to time.

          "Non-Guarantor Subsidiaries" shall mean the Subsidiaries of the Borrower and the Guarantors listed on Schedule 7.1 and designated as such thereon.

          "Notes" shall mean the Revolving Notes, the Term Notes and the Swing Line Note.

          "Notice of Borrowing" shall mean a notice substantially in the form of
Exhibit 2.2.5 with respect to a proposed Borrowing of Revolving Loans.

          "Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit 2.4.2 annexed hereto with respect to a proposed conversion or continuation, pursuant to Section 2.4, of (a) Revolving Loans or Term Loans bearing interest at a rate determined by reference to one basis, to
(b) Revolving Loans or Term Loans bearing interest at a rate determined by reference to an alternative basis.

          "Obligations" shall mean, as to any Person, all Indebtedness, obligations and other liabilities of such Person of any kind and description owing to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement, the Notes and the other Loan Documents, howsoever evidenced or acquired, whether now existing or hereafter arising, due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, whether owed individually or jointly with others.

          "Operating Lease" shall mean, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is not a Capitalized Lease.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

          "Percentage" shall mean, as to each Lender, the percentage set forth with such Lender's signature on this Agreement or the Assignment and Acceptance pursuant to which such Lender became a party hereto.

          "Permitted Acquisition" shall mean any Asset Acquisition by the Borrower or any Guarantor with respect to which (a) the Borrower and the Guarantors shall have complied with the provisions of Section 8.2.4, (b) the Borrower or such Guarantor is the surviving entity in the transaction, (c) all assets acquired in the transaction are held or acquired by the Borrower or such Guarantor, (d) at the time of such Asset Acquisition and after giving Pro Forma Effect thereto and to any other Asset Acquisition made during the then most recent twelve (12) month period, no Default shall have occurred or be continuing or would result therefrom, and (e) if either (i) the aggregate consideration paid or to be paid in connection with such Asset Acquisition, inclusive of all Indebtedness incurred or assumed, is equal to or greater than $5,000,000, or
(ii) the aggregate consideration paid or to be in connection with such Asset Acquisition, inclusive of all Indebtedness incurred or assumed, together the aggregate consideration paid in connection with all Asset Acquisitions occurring during the term of the Facilities for which consent was not required, is equal to or greater than $15,000,000, the Requisite Lenders shall have consented in writing to such Asset Acquisition, which consent shall not be unreasonably withheld.

          "Permitted Liens" shall mean Liens permitted pursuant to the provisions of Section 9.2.

          "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability limited partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or other form of entity not specifically listed herein.

          "Plan" shall mean an employee pension benefit plan covered by Title IV of ERISA that is maintained by the Borrower, any Guarantor, any of their respective Subsidiaries or a Commonly Controlled Entity, and shall include any Single Employer Plan or any Multi-Employer Plan.

          "Pledge Agreement" shall mean the Pledge and Security Agreement, substantially in the form of Exhibit 4.1, executed by the Borrower and the Guarantors in favor of the Administrative Agent and the Lenders.

          "Pledged Notes" shall have the meaning given such term in the Pledge Agreement.

          "Pricing Tier Determination Date" shall mean the fifth (5th) Business Day following each date on which the Borrower has delivered to the Administrative Agent financial statements, financial reports, certificates and other financial information complying with the requirements of Section 8.1.1 or
8.1.2 and containing information sufficient to enable a calculation of the Funded Indebtedness to EBITDA Ratio for the purpose of determining the Applicable Base Rate Margin, the Applicable LIBOR Margin and the Applicable Commitment Fee Percentage pursuant to Section 2.10.

          "Principal Obligor" shall mean, with respect to a specific indebtedness or obligation, the Person creating, incurring, assuming or suffering to exist such indebtedness or obligation without becoming liable for same as a surety or guarantor.

                "Pro Forma Effect" shall mean, in making any calculation hereunder to which such term is applicable, including any calculation necessary to determine whether the Borrower is in compliance with Section 10.1.2 or 10.1.3 or whether a Default would result from any Asset Acquisition, (a) any Asset Acquisition made during the most recent twelve (12) month period (the "Reference Period") ending on and including the date of determination (the "Calculation Date") shall be assumed to have occurred on the first day of the Reference Period, (b) Consolidated Funded Indebtedness, and the application of proceeds therefrom, incurred or to be incurred in connection with any Asset Acquisition made or to be made during the Reference Period shall be assumed to have arisen or occurred on the first day of the Reference Period, (c) there shall be excluded any Interest Expense in respect of Consolidated Funded Indebtedness outstanding during the Reference Period that was or is to be refinanced with proceeds of Indebtedness incurred or to be incurred in connection with any Asset Acquisition made or to be made during the Reference Period, (d) Interest Expense in respect of Consolidated Funded Indebtedness bearing a floating rate of interest and assumed to have been incurred on the first day of the Reference Period shall be calculated on the basis of the average rate in effect under this Agreement for Base Rate Loans throughout the period such Consolidated Funded Indebtedness is assumed to be outstanding, and (e) Rent Expense shall include actual Rent Expense incurred by any Person, operating unit or business acquired during the Reference Period, plus Rent Expense projected for the twelve (12) month period following the date of actual incurrence thereof in respect of any Operating Lease entered into or to be entered into in connection with any Asset Acquisition made during the Reference Period, which projected Rent Expense shall be deemed to have been incurred on the first day of the Reference Period.

                "Projections" means the financial projections provided by Borrower to Administrative Agent, as the same may have been modified or supplemented in a writing delivered to the Administrative Agent that is expressly identified as a modification of or supplement to such financial projections.

                "Purchase Money Debt" shall mean (a) Indebtedness of the Borrower or any of its Subsidiaries that, within thirty (30) days of the purchase of equipment in which neither the Borrower nor any of its Subsidiaries at any time prior to such purchase had any interest, is incurred to finance part or all of (but not more than) the purchase price of such equipment, and that bears interest at a rate per annum that is commercially reasonable at the time, and (b) Indebtedness that constitutes a renewal, extension, refunding or refinancing of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (a), is binding only upon the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and bears interest at a rate per annum that is commercially reasonable at the time.

                "Rent Expense" shall mean, as to any Person for any period, the aggregate rent and lease expenses recorded by such Person and its Subsidiaries on a consolidated basis in conformity with GAAP pursuant to any Operating Lease.

                "Reportable Event" shall mean any of the events set forth under
Section 4043(b) of ERISA or the PBGC regulations thereunder.

                "Requirement of Law" shall mean, as to any Person (a) the partnership agreement, charter, certificate of incorporation, articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, (b) any federal, state or local law, treaty, ordinance, rule or regulation, and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority; in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Requisite Lenders" shall mean, as of any date of determination, Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Commitments.

                "Responsible Officer" shall mean, as to any Person, either (a) its president or chief executive officer, or (b) with respect to financial matters, its president, chief executive officer, chief financial officer, chief accounting officer or any vice president designated in writing by the chief executive officer to the Administrative Agent.

                "Restricted Payments" shall mean, as to any Person for any period:

                (a) dividends, other distributions and other payments or deliveries of property on account of the capital stock of or other ownership interests in, or any warrants, options or other rights in respect of any capital stock of or other ownership interests in, such Person or its Subsidiaries, now or hereafter outstanding, that are recorded by such Person and its Subsidiaries on a consolidated basis (excluding any such dividends, distributions and other payments made solely to such Person or a wholly-owned Subsidiary of such Person by a Subsidiary of such Person),

                (j) amounts paid to purchase, redeem, retire or otherwise acquire for value any of the capital stock of or other ownership interests in, or any warrants, options or other rights in respect of the capital stock of or other ownership interests in, such Person or its Subsidiaries, now or hereafter outstanding (excluding any such amounts paid solely to such Person or a wholly-owned Subsidiary of such Person by a Subsidiary of such Person),

                (k) any assets segregated or set apart by such Person or any of its Subsidiaries (including any money or property deposited with a trustee or other paying agent) for a sinking or analogous fund for the purchase, redemption or retirement or other acquisition of any capital stock of or other ownership interests in, or any warrants, options or other rights in respect of any capital stock of or other ownership interests in, such Person or its Subsidiaries, now or hereafter outstanding (excluding any assets so segregated or set apart with respect to any stock, warrants, options or other rights held by a wholly-owned Subsidiary of such Person),

                (l) payments made or required to be made by such Person with respect to any stock appreciation rights plan, equity incentive or achievement plan or any similar plan and any assets segregated or set apart for such purposes (including any money or property deposited with a trustee or other paying agent), and

                (m) any payment, purchase, redemption or acquisition of Subordinated Indebtedness and any assets segregated or set apart for such purposes (including any money or property deposited with a trustee or other paying agent), excluding, however, regularly scheduled payments of interest made according to the stated terms of such Subordinated Indebtedness;

           all as determined in conformity with GAAP.

                "Revolving Commitment Period" shall mean that period commencing on the date hereof and continuing to, but not including, the Revolving Commitment Period Expiration Date.

                "Revolving Commitment Period Expiration Date" shall mean July 25, 2003.

                "Revolving Credit Commitments" shall mean, at any time, the commitment of all the Lenders, collectively, to make Revolving Loans to the Borrower during the Revolving Commitment Period pursuant to the provisions of
Section 2.2, and the "Revolving Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Revolving Credit Commitments. The Revolving Credit Commitments are in the aggregate amount set forth in Section 2.1.

                "Revolving Credit Facility" shall mean the revolving credit facility provided by the Lenders pursuant to the Revolving Credit Commitments as more particularly set forth in Section 2.2.1.

                "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to the provisions of Section 2.2.1.

                "Revolving Notes" shall mean the promissory notes, substantially in the form of Exhibit 2.5A, executed by the Borrower in favor of the Lenders, evidencing the indebtedness of the Borrower to the Lenders in connection with the Revolving Loans.

                "S&P" shall mean Standard & Poor's Corporation and its successors.

                "Security Documents" shall mean the Pledge Agreement and all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

                "Single Employer Plan" shall mean any Plan that is not a Multi-Employer Plan.

                "Solvent" shall mean, with respect to any Person on any particular date, that on such date (a) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including contingent and unliquidated liabilities, of such Person, (b) such Person is able to pay all liabilities of such Person as they mature, and (c) such Person does not have unreasonably small capital with which to carry on its business, after giving due consideration to the nature of the business in which such Person is engaged. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

                "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Federal Reserve Board and/or any other banking authority to which any Lender or any member bank of the Federal Reserve System is subject with respect to LIBOR, for Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets that may be available from time to time to the Lenders under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                "Subordinated Indebtedness" shall mean Indebtedness of the Borrower and its Subsidiaries that is subordinated in right of payment to the Obligations on terms no less favorable to the Lenders than those set forth on
Exhibit 1.1B attached hereto.

                "Subsidiary" shall mean, as to any Person (a) a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers thereof are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, or (b) a partnership in which such Person is a general partner or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries or both, by such Person.

                "Swing Line Commitment" shall mean the commitment of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.2.7.

                "Swing Line Facility" shall mean the swing line credit facility provided by the Swing Line Lender pursuant to the Swing Line Commitment as more particularly set forth in Section 2.2.7.

                "Swing Line Lender" shall mean AmSouth and any other financial institution that, subject to approval by the Administrative Agent and the Borrower, agrees to become a party to this Agreement and to make Swing Line Loans pursuant to Section 2.2.7. As used herein and in the other Loan Documents, "Lender" shall include the Swing Line Lender except to the extent that the context requires otherwise.

                "Swing Line Loans" shall mean the loans made by the Swing Line Lender pursuant to Section 2.2.7.

                "Swing Line Note" shall mean the promissory note, in substantially the form of Exhibit 2.5C, executed by the Borrower in favor of the Swing Line Lender, evidencing the indebtedness of the Borrower to the Swing Line Lender in connection with the Swing Line Loans.

                "Term Loan Commitments" shall mean, at any time, the commitment of all the Lenders, collectively, to make Term Loans to the Borrower on the date hereof pursuant to the provisions of Section 2.2.2, and the "Term Loan Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Term Loan Commitments. The Term Loan Commitments are in the aggregate amount set forth in
Section 2.1.

                "Term Loan Facility" shall mean the term loan facility provided by the Lenders pursuant to the Term Loan Commitments as more particularly set forth in Section 2.2.2.

                "Term Loan Maturity Date" shall mean July 1, 2006.

                "Term Loan Notes" shall mean the promissory notes, substantially in the form of Exhibit 2.5B, executed by the Borrower in favor of the Lenders, evidencing the indebtedness of the Borrower to the Lenders in connection with the Term Loans.

                "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.2.2.

                "UCC" shall mean the Uniform Commercial Code as in effect in the State of Tennessee or any other applicable jurisdiction, as the context may require.

           1.2. Accounting and Commercial Terms. As used in this Agreement, all accounting terms used but not otherwise defined herein shall have the respective meanings assigned to them in conformity with GAAP. All terms used but not otherwise defined herein that are defined or used in Article 9 of the UCC shall have the respective meanings assigned to them in such Article.

           1.3. General Construction. As used in this Agreement, the masculine, feminine and neuter genders and the plural and singular numbers shall be deemed to include the others in all cases in which they would so apply. "Includes" and "including" are not limiting, and shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same. The word "or" is not intended and shall not be construed to be exclusive.

           1.4. Defined Terms; Headings. The use of defined terms in the Loan Documents is for convenience of reference and shall not be deemed to be limiting or to have any other substantive effect with respect to the persons or things to which reference is made through the use of such defined terms. Article and section headings and captions in the Loan Documents are included in such Loan Documents for convenience of reference and shall not constitute a part of the applicable Loan Documents for any other purpose.

           1.5. References to this Agreement and Parts Thereof. As used in this Agreement, unless otherwise specified the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this

Agreement, including all schedules and exhibits hereto, as a whole, and not to any particular provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" refer to articles, sections, schedules and exhibits of or to this Agreement.

           1.6. Documentary References. Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

           1.7. Legal References. Any reference herein to any law shall be a reference to such law as in effect from time to time and shall include any rules and regulations promulgated or published thereunder and published interpretations thereof.


                                   ARTICLE 2.

                                      LOANS

           2.1. Commitments.

                2.1.1.   Amounts of Commitments.

                (a) The aggregate amount of the Commitments shall be $60,000,000.

                (b) The aggregate amount of the Revolving Credit Commitments shall be $25,000,000.

                (c) The aggregate amount of the Term Loan Commitments shall be $35,000,000.

                2.1.2. Voluntary Reductions of Revolving Credit Commitments. The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Commitments exceed the aggregate amount of the then outstanding Revolving Loans. The Borrower shall give not less than ten (10) Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any reduction. Promptly after receipt of a notice of such termination or reduction, the Administrative Agent shall notify each Lender of the proposed termination or reduction. Such termination or reduction of the Revolving Credit Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Credit Commitment of each Lender in proportion to its Percentage of the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000.

           2.2. Loans.

                2.2.1. Commitment to Make Revolving Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender hereby severally agrees to make Revolving Loans to the Borrower from time to time during the Revolving Commitment Period, for the purposes identified in Section 2.7; provided, however, that in no event shall (a) the aggregate principal amount of Revolving Loans made by any Lender outstanding at any time exceed such Lender's Revolving Credit Commitment, or (b) the aggregate principal amount of Revolving Loans outstanding at any time exceed the Revolving Credit Commitments. Each Lender's Revolving Credit Commitment shall expire on the Revolving Commitment Period Expiration Date, and all Revolving Loans shall be paid in full no later than the Revolving Commitment Period Expiration Date.

                2.2.2. Commitment to Make Term Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2) in reliance upon the representations and warranties of the Borrower herein set forth, each Lender hereby severally agrees to make Term Loans to the Borrower on the date hereof and for the purposes identified in
Section 2.7; provided, however, in no event shall (a) the aggregate principal amount of the Term Loans made by any Lender outstanding at any time exceed such Lender's Term Loan Commitment, or (b) the aggregate principal amount of the Term Loans outstanding at any time exceed the Term Loan Commitments. All Term Loans shall be paid in full no later than the Term Loan Maturity Date.

                2.2.3. Lenders' Obligations Several; Proportionate Loans. The obligations of the Lenders to make Revolving Loans under Section 2.2.1 and Term Loans under Section 2.2.2 shall be several and not joint and, subject to Section 2.11.4, all Revolving Loans and Term Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Percentages of the Commitments. It is understood and agreed that the failure of any Lender to make its Revolving Loan as part of any Borrowing under Section 2.2.1 or its Term Loan as part of any Borrowing under Section 2.2.2 shall not relieve any other Lender of its obligation to make its Revolving Loan as provided in Section
2.2.1 or its Term Loan under Section 2.2.2. Neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Loan or Term Loan as provided herein nor shall the Commitment of any Lender be increased as a result of the default by any other Lender in such other Lender's obligation to make Revolving Loans or Term Loans hereunder.

                2.2.4. Revolving Credit; Minimum Borrowings. Amounts borrowed by the Borrower under the Revolving Credit Commitments may be prepaid and reborrowed from time to time to during the Revolving Commitment Period. The aggregate amount of Revolving Loans made on any Funding Date shall be in integral multiples of $100,000.

                2.2.5.   Notice of Borrowing.

                (a) Delivery of Notice. Whenever the Borrower desires to borrow under Section 2.2.1, it shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (Central time) at least one (1) Business Day in advance of the proposed Funding Date (in the case of Base Rate Loans) or three (3) Business Days in advance of the proposed Funding Date (in the case of LIBOR Loans). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing shall be in the form of Base Rate Loans or LIBOR Loans, and (iv) in the case of LIBOR Loans, the requested Interest Period. In lieu of delivering a Notice of Borrowing, the Borrower may give the Administrative Agent telephonic notice by the required time of notice of any proposed Borrowing under this Section 2.2.5; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or prior to the Funding Date of the requested Revolving Loans. The execution and delivery of each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the requested Revolving Loans may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in
         Section 2.2.1.

                (b) No Liability for Telephonic Notices. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice given pursuant to this
         Section 2.2.5 that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.2.5 and, upon the funding of Revolving Loans by the Lenders in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a Borrowing of Revolving Loans hereunder.

                (c) Notice Irrevocable. A Notice of Borrowing for LIBOR Loans (or a telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith.

                2.2.6. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed Borrowing in writing, or by telephone promptly confirmed in writing. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in immediately available funds, at the Lending Office of the Administrative Agent, not later than 11:00 a.m. (Central time) on the Funding Date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on such Funding Date by causing an amount of immediately available funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent to be credited to the account of the Borrower at such office of the Administrative Agent.

                2.2.7.  Swing Line Loans.

                (a) Commitment to Make Swing Line Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2 and the limitations set forth in Section 2.2.1), and in reliance upon the representations and warranties of the Borrower herein set forth and the agreements of the other Lenders set forth in subsections (c) and (d) of this Section 2.2.7, the Swing Line Lender hereby agrees to make Swing Line Loans to the Borrower from time to time during the Revolving Commitment Period, in an aggregate principal amount not to exceed $2,500,000 outstanding at any time, for the purposes identified in Section 2.7. Amounts borrowed by the Borrower under the Swing Line Commitment may be prepaid and reborrowed from time to time during the Revolving Commitment Period. The Swing Line Lender's commitment to make Swing Line Loans as provided in this subsection 2.2.7(a) shall expire on the Revolving Commitment Period Expiration Date, and all Swing Line Loans shall be paid in full no later than the Revolving Commitment Period Expiration Date.

                (d) Funding Procedures for Swing Line Loans. Except to the extent that funding of Swing Line Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Swing Line Lender, the Borrower shall give to the Swing Line Lender written notice (or oral notice to be confirmed promptly in writing) of a proposed Swing Line Loan Borrowing, specifying the amount of the requested Swing Line Loan, not later than 11:00 a.m., Central time, on the Business Day of the proposed Borrowing. Each request for a Swing Line Loan shall be deemed a representation and warranty by the Borrower that the requested Swing Line Loan may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in subsection 2.2.7(a). Not later than 2:00 p.m., Central time, on the Business Day of the proposed Swing Line Loan Borrowing, the Swing Line Lender shall make the proceeds of the requested Swing Line Loan available to the Borrower at the office of the Swing Line Lender by crediting an account of the Borrower maintained at such office.

                (e) Repayment of Swing Line Loans With Revolving Loans. Regardless of whether the conditions set forth in Sections 6.1 and 6.2 have been or are capable of being satisfied, on any Business Day the Swing Line Lender may, in its sole discretion, give notice to the Lenders that some part or all of the outstanding Swing Line Loans are to be repaid on the next succeeding Business Day with a Borrowing of Revolving Loans constituting Base Rate Loans made pursuant to Section
         2.2.1 in the same manner and with the same force and effect as if the Borrower had submitted a Notice of Borrowing therefor pursuant to
         Section 2.2.5. Subject to and in accordance with Sections 2.2.1 and 2.2.3, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in immediately available funds, at the Lending Office of the Administrative Agent, not later than 11:00 a.m. (Central time) on the applicable Funding Date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Swing Line Lender on such Funding Date by causing an amount of immediately available funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent to be credited to an account of the Swing Line Lender at such office of the Administrative Agent, or shall make such proceeds available to the Swing Line Lender in such other manner as shall be satisfactory to the Administrative Agent and the Swing Line Lender.

         (f) Participations in Swing Line Loans. If for any reason a requested Borrowing of Revolving Loans pursuant to subsection 2.2.7(c) is not or cannot be effected, the Lenders will immediately purchase from the Swing Line Lender, as of the date such proposed Borrowing otherwise would have occurred but adjusted for any payments received in respect of such Swing Line Loan(s) by or for the account of the Borrower on or after such date but prior to such purchase, such participations in the outstanding Swing Line Loans as shall be necessary to cause the Lenders to share in such Swing Line Loan(s) proportionately in accordance with their respective Percentages of the Revolving Credit Commitments. Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its proportionate share of such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event any such payment received by the Swing Line Lender is subsequently set aside or is required to be refunded, returned or repaid, such Lender will repay to the Swing Line Lender its proportionate share thereof.

         (g) Failure to Pay by Lenders. If any Lender shall fail to perform its obligation to make a Revolving Loan pursuant to subsection 2.2.7(c) or to purchase a participation in Swing Line Loans pursuant to subsection 2.2.7(d), the amount in default shall bear interest for each day from the day such amount is payable until fully paid at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, and such obligation may be satisfied by application by the Administrative Agent (for the account of the Swing Line Lender) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender's participation interest, if any, in the Swing Line Loans and any security therefor, and the Swing Line Lender shall be subrogated to such Lender's rights hereunder in respect thereof.

         (h) Lenders' Obligations Absolute. The obligation of each Lender to make Revolving Loans pursuant to subsection 2.2.7(c) and to purchase participations in Swing Line Loans pursuant to subsection 2.2.7(d) shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

             (1) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

             (2) the existence of any claim, set-off, defense or other right that the Borrower, any Guarantor or any Lender may have at any time against the Administrative Agent, the Swing Line Lender, any other Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any related transactions;

             (3) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

             (4) the occurrence or continuance of any Default;

                  (5) any adverse change in the condition (financial or other) of the Borrower or any Guarantor; or

                  (6) any other reason.

      2.3. Interest.

           2.3.1. Interest Rate on Loans. Subject to Section 2.3.3, the unpaid principal balances of the Loans shall bear interest from their respective Funding Dates through maturity (whether by acceleration or otherwise) (including post-petition interest in any case or proceeding under applicable bankruptcy laws) at a rate determined by reference to the Base Rate or LIBOR. The applicable basis for determining the rate of interest for Revolving Loans and Term Loans shall be selected by the Borrower at the time a Notice of Borrowing is given pursuant to Section 2.2.5 or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.4.2. If on any day any Revolving Loan or Term Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day such Revolving Loan or Term Loan shall bear interest determined by reference to the Base Rate. The Loans shall bear interest as follows:

           (a) if a Swing Line Loan or a Base Rate Loan, then at a fluctuating rate per annum equal to the sum of the Base Rate, as it varies from time to time, plus the Applicable Base Rate Margin; or

           (b) if a LIBOR Loan, then at a rate per annum equal to the sum of LIBOR plus the Applicable LIBOR Margin.

           2.3.2. Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balances of the Loans and, to the extent permitted by applicable law, any unpaid interest accrued in respect of the Loans shall bear interest at the Default Rate; provided, however, that in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon become Base Rate Loans and thereafter bear interest at the corresponding Default Rate. Interest accruing pursuant to this Section 2.3.2 shall be payable upon demand.

           2.3.3. Conclusive Determination. Each determination by the Administrative Agent of an interest rate under this Agreement shall be conclusive and binding for all purposes, absent manifest error.

           2.3.4. Maximum Number of Interest Periods. No more than four (4) Interest Periods may be in effect in respect of outstanding LIBOR Loans at any time.

      2.4. Conversion or Continuation.

           2.4.1. Option to Convert or Continue. Subject to the provisions of
Section 2.11, the Borrower shall have the option (a) at any time to convert all or any part of any outstanding Base Rate Loans in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans, and (b) upon the expiration of any Interest Period applicable to a specific Borrowing of LIBOR Loans, to continue all or any portion of such Loans in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount as LIBOR Loans, and the succeeding Interest Period of such continued LIBOR Loans shall commence on the expiration date of the Interest Period previously applicable thereto.

           2.4.2 Notice of Conversion/Continuation. The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (Central time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the aggregate amount of Loans to be converted/continued, (c) the nature of the proposed conversion/continuation, and (d) the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.4; provided, however, that such notice shall be promptly confirmed in writing by a Notice of Conversion/Continuation delivered to the Administrative Agent on or before the proposed conversion/continuation date. The execution and delivery of each Notice of Conversion/Continuation shall be deemed a representation and warranty by the Borrower that the requested conversion/continuation may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Sections 2.4.1 and 2.11.1.

                2.4.3. Notice to the Lenders. Promptly after receipt of a Notice of Conversion/Continuation (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed conversion or continuation. Neither the Administrative Agent nor the Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section 2.4 and, upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a conversion/continuation of Loans hereunder.

                2.4.4. Notice Irrevocable. A Notice of Conversion/Continuation shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to convert or continue such Loan in accordance therewith.

                2.4.5. Automatic Conversion. In the event any LIBOR Loan is unpaid upon the expiration of the Interest Period applicable thereto and a Notice of Conversion/Continuation has not been given in the manner provided in
Section 2.4.2, such LIBOR Loan shall, effective as of the last day of such Interest Period, become a Base Rate Loan.

         2.5. Notes; Records of Payments. Each Revolving Loan made by a Lender to the Borrower pursuant to this Agreement shall be evidenced by a Revolving Note payable to the order of such Lender in an amount equal to such Lender's Percentage of the aggregate amount of the Revolving Credit Commitments, each Term Loan made by a Lender to the Borrower pursuant to this Agreement shall be evidenced by a Term Note payable to the order of such Lender in an amount equal to such Lender's Percentage of the aggregate amount of the Term Loan Commitments, and the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to this Agreement shall be evidenced by the Swing Line Note. Each Lender (including the Swing Line Lender) hereby is authorized to record and endorse the date and principal amount of each Loan made by it, and the amount of all payments and prepayments of principal and interest made to such Lender with respect to such Loans, on a schedule annexed to and constituting a part of the corresponding Note(s) of such Lender, which recordation and endorsement shall constitute prima facie evidence of such Loans made by such Lender to the Borrower and payments made by the Borrower to such Lender, absent manifest error; provided, however, that (a) failure by any Lender to make any such recordation or endorsement shall not in any way limit or otherwise affect the obligations of the Borrower or the rights and remedies of the Lenders under this Agreement or the Notes, and (b) payments of principal and interest on the Loans to the Lenders shall not be affected by the failure to make any such recordation or endorsement thereof. In lieu of making recordation or endorsement, the Lenders hereby are authorized, at their option, to record the payments or prepayments on their respective books and records in accordance with their usual and customary practice, which recordation shall constitute prima facie evidence of the Loans made by the Lenders to the Borrower and the payments and prepayments made by the Borrower to the Lenders, absent manifest error.

         2.6. Administrative Agent's Right to Assume Funds Available. The Administrative Agent may assume that each Lender has made the proceeds of its Revolving Loans or Term Loans, as the case may be, available to the Administrative Agent on the corresponding Funding Date in the event the applicable conditions precedent to funding the requested Revolving Loans or Term Loans, as the case may be, set forth in Article 6 have been satisfied or waived in accordance with Section 14.3, and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, advance all or any portion of the amount of any requested Borrowing on such Funding Date to the Borrower prior to receiving the proceeds of the corresponding Revolving Loans or Term Loans, as the case may be, from the Lenders. If the Administrative Agent has advanced proceeds of any Revolving Loan or Term Loan to the Borrower on behalf of any Lender and such Lender fails to make available to the Administrative Agent its Percentage share of such Loan as required by Section 2.2, the Administrative Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall pay such amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest at the applicable rate for such Loan, but in no event to exceed the Highest Lawful Rate, on such amount so advanced on behalf of such Lender for each day from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill such Lender's Commitments or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.7. Use of Proceeds. The proceeds of the Loans will be used by the Borrower to refinance the outstanding principal amount owed by the Borrower under that certain Amended and Restated Revolving Credit Agreement dated February 15, 2001, by and between Borrower and AmSouth, as amended to date, for working capital purposes and for other general corporate purposes (including, without limitation, Permitted Acquisitions), and will not be used by the Borrower for any purpose prohibited by the terms of this Agreement or by any law.

     2.8. Credit Fees. In consideration for the obligations of the Administrative Agent and the Lenders set forth herein, the Borrower shall pay the following credit fees:

            2.8.1. Administrative Agent's Fees. Pursuant to one or more separate agreements with the Administrative Agent, the Borrower shall pay to the Administrative Agent the fees and charges specified therein for the services of the Administrative Agent in acting as such hereunder.

            2.8.2. Facility Initiation Fees. In consideration of each Lender's agreement to participate in the Facilities as provided herein, the Borrower agrees to pay to each Lender a fee in an amount equal to twenty one-hundredths of one percent (0.20%) of such Lender's Percentage of the Commitments hereunder. Such fees shall be due and payable upon the execution and delivery of this Agreement by the Borrower. Upon payment, such fees shall be deemed to have been fully earned and are nonrefundable.

            2.8.3. Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for distribution to the Lenders in proportion to their respective Percentages, annual commitment fees for the period commencing on the date hereof to but excluding the Revolving Commitment Period Expiration Date equal to the average of the daily unused portion of the Revolving Credit Commitments (i.e., the aggregate amount of the Revolving Credit Commitments less the aggregate amount of Revolving Loans outstanding) multiplied by the Applicable Commitment Fee Percentage ("Commitment Fees"). Commitment Fees shall be payable in quarter-annual installments, in arrears, on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2001, and on the Revolving Commitment Period Expiration Date.

     2.9. Computations. To the extent permitted by applicable law, all computations of fees and interest under this Agreement payable in respect of any period shall be made by the Administrative Agent on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees or interest are payable. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     2.10. Interest and Fees Margins. For purposes of interest and fee computations hereunder involving the Applicable Base Rate Margin, the Applicable LIBOR Margin and the Applicable Commitment Fee Percentage, such margins and percentages shall be determined as follows:

                                                                  Applicable
                             Applicable         Applicable        Commitment
                               LIBOR             Base Rate           Fee
            Tier              Margin              Margin          Percentage
            ----              ------              ------          ----------
              1                0.75%               0.00%             0.125%
              2                1.00%               0.00%             0.15%
              3                1.50%               0.00%             0.20%
              4                2.00%               0.00%             0.25%

     Except as expressly hereinafter provided, the applicable tier at any time shall be determined with reference to the Borrower's Funded Indebtedness to EBITDA Ratio at such time (provided, however, for purposes of this Section 2.10, Pro Forma Effect shall not be given with respect to any Asset Acquisitions except Borrower's acquisition of Euroball), as follows:

     Tier      Funded Indebtedness to EBITDA Ratio
     ----      -----------------------------------
       1       Equal to or less than 1.25 to 1.00

       2       Greater than 1.25 to 1.00 but equal to or less than 1.75 to 1.00

       3       Greater than 1.75 to 1.00 but equal to or less than 2.25 to 1.00

       4       Greater than 2.25 to 1.00

     From the date hereof to but not including the first Pricing Tier Determination Date after December 31, 2001, Tier 3 shall be applicable. Any adjustment in the margins set forth above shall take effect on the first Pricing Tier Determination Date following the Last Four Fiscal Quarters as to which such ratio was calculated.

     2.11. Special Provisions Governing LIBOR Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

            2.11.1. Determination of Interest Period. By giving a Notice of Borrowing pursuant to Section 2.2.5, the Borrower shall have the option, subject to the other provisions of this Section 2.11.1, to specify whether the Interest Period commencing on the date specified therein shall be a one, two or three-month period; provided that:

            (a) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (b) if any Interest Period otherwise would expire on a day that is not a Business Day, that Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Interest Period shall expire on the immediately preceding Business Day;

            (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (d) below, end on the last Business Day of a calendar month; and

            (d) no Interest Period shall extend beyond the Revolving Commitment Period Expiration Date.

            2.11.2. Determination of Interest Rate. As soon as is practicable after 11:00 a.m. (Central time) on the Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

            2.11.3. Inability to Determine Rate. In the event the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Base LIBOR, the Administrative Agent forthwith shall give telephonic notice of such determination, confirmed in writing, to the Borrower and to each Lender. If such notice is given, and until such notice has been withdrawn by the Administrative Agent, no additional LIBOR Loans shall be made.

            2.11.4. Illegality; Termination of Commitment to Make LIBOR Loans. Notwithstanding any other provisions of this Agreement, if any law, treaty, rule or regulation or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain LIBOR Loans, as contemplated by this Agreement, then, and in any such event, such Lender shall be an "Affected Lender" and shall promptly give notice (by telephone confirmed in writing) to the Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender in writing, or by telephone confirmed in writing) of such determination, and the obligation of the Affected Lender to make LIBOR Loans shall be terminated, and its obligation to maintain its LIBOR Loans during such period shall be terminated at the earlier to occur of the termination of the last Interest Period then in effect or when required by law. Thereafter, and until such notice has been withdrawn by the Affected Lender, the Affected Lender shall have no obligation to make LIBOR Loans, and any LIBOR Loans of the Affected Lender then outstanding shall be converted into Base Rate Loans as of the end of the corresponding Interest Period for each.

            2.11.5. LIBOR Loans After Default. Unless all Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default, the Borrower may not elect to have a Loan be made or continued as, or converted to, a LIBOR Loan.

     2.12. Expenses. The Borrower shall reimburse the Administrative Agent, on demand, for all reasonable attorneys' and paralegals' fees and expenses of counsel to the Administrative Agent, all fees and expenses for title, lien and other public records searches, all filing and recordation fees and taxes, all duplicating expenses, corporation search fees, appraisal fees and escrow agent fees and expenses and all other customary fees and expenses incurred in connection with (a) the negotiation, documentation and closing of the transactions contemplated hereby, (b) the perfection of or the continued perfection of the security interests contemplated hereby, and (c) the review and preparation of any documentation in connection with, and the approval by the Lenders of, any matter for which the Lenders' approval is requested or required hereunder. The obligations described in this Section 2.12 regarding the payment of expenses are independent of all other obligations of the Borrower hereunder, shall survive the expiration or termination of the Commitments and shall be payable regardless of whether the financing transactions contemplated by this Agreement shall be consummated.

                                   ARTICLE 3.

                     PAYMENTS, PREPAYMENTS AND COMPUTATIONS

     3.1. General Provisions Relating to Repayment of Loans. The Loans shall be repaid as provided in this Section 3.1.

            3.1.1. Interest Payments. The interest accrued on each Loan shall be payable on each Interest Payment Date applicable to such Loan, upon any prepayment of any LIBOR Loan (to the extent accrued on the amount being prepaid) and at maturity.

            3.1.2. Scheduled Term Loan Principal Payments. Principal of the Term Loans shall be repaid in equal, quarterly installments of $1,750,000 each, with the first installment due and payable on October 1, 2001, and subsequent installments due and payable on each January 1, April 1, July 1, and October 1 thereafter; provided, however, that in connection with any payment of principal of the Term Loans consisting of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.3.3.

            3.1.3. Prepayments.

            (a)    Optional Prepayments.

                   (1) The Borrower may prepay Swing Line Loans, in whole or in part, at any time and from time to time. Except to the extent that repayment of Swing Line Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Swing Line Lender, the Borrower shall, prior to or contemporaneously with making any such prepayment, give the Swing Line Lender such notice of prepayment as is sufficient to enable the Swing Line Lender to apply such prepayment properly to the repayment of Swing Line Loans.

                   (2) The Borrower may, upon not less than one (1) Business
            Day's prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of Base Rate Loans), and upon not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of LIBOR Loans) (each of which notices the Administrative Agent will promptly transmit to each Lender in writing, or by telephone confirmed in writing), at any time and from time to time prepay any Borrowing of Revolving Loans or Term Loans (as the Borrower may specify to the Administrative Agent) in whole or in part in integral multiples of $50,000; provided, however, that LIBOR Loans may only be prepaid in part if, after such prepayment, the unpaid portion of such Loans shall have aggregate minimum balances of $100,000; and provided further that in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.3.3; and provided further that any prepayments of the Term Loans shall be applied to scheduled Term Loan principal payments in the inverse order of their maturity.

            (b)    Mandatory Prepayments.

                   (1) The Borrower shall prepay Loans with (a) all of the net proceeds of the sale by the Borrower or any Guarantor of any stock or other securities (other than net proceeds not exceeding $10,000,000 during the term of the Facilities of the sale by the Borrower of common stock issued upon the exercise of stock options pursuant to the NN, Inc. Stock Incentive Plan and other than the sale by a Guarantor of stock or other securities to the Borrower or another Guarantor) or the incurrence of any Indebtedness for borrowed money other than Indebtedness permitted hereunder; (b) all of the net proceeds of the sale or other disposition of assets except for (i) dispositions permitted pursuant to clauses (a), (b) and (c) of Section 9.3 and (ii) dispositions permitted pursuant to clause (d) of Section 9.3 to the extent such dispositions do not exceed an aggregate amount of $100,000 in any Fiscal Year; and (c) all payments received by Borrower pursuant to (i) that certain Promissory Note date _________, 2000, in the original principal amount of $720,000, executed by NN General, LLC, a Delaware limited liability company ("NN General"); (ii) that certain Promissory Note dated December 27, 2000, in the original principal amount of $320,000, executed by NN General and payable to the order of Borrower; and (iii) that certain Promissory Note dated March ___, 2000, in the original principal amount of $2,400,000, executed by NN General and payable to the order of Borrower; provided, however, that in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section
          3.1.1 and any amounts required to be paid pursuant to Section 3.3.3; and provided further that any prepayments of the Term Loans shall be applied to scheduled Term Loan principal payments in the inverse order of their maturity; and provided, further, that this section shall not be construed to permit the Borrower to take any action not otherwise permitted hereunder. Any prepayment pursuant to this paragraph (1) shall be applied first to scheduled Term Loan principal payments in the inverse order of their maturity, and then to outstanding Revolving Loans, in each case applied first to Base Rate Loans until the same have been fully repaid, and then to LIBOR Loans. The amount of the Commitments shall be reduced pro rata among the Lenders by the amount of any prepayment made pursuant to this paragraph (1), with reductions in the Commitments applied first to the Term Loan Commitments until the same have been fully reduced, then to the Revolving Credit Commitments until the same have been fully reduced, and then to the Swing Line Commitment.

                 (2) The Borrower shall prepay Loans to the extent necessary so that the aggregate principal amount of Loans outstanding at any time does not exceed the Commitments then in effect; provided, however, that in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.4.5. Any prepayment pursuant to this paragraph (2) shall be applied first to Swing Line Loans until the same have been fully repaid, then to Base Rate Loans until the same have been fully repaid, and then to LIBOR Loans.

          3.1.4. Final Maturity of Loans. In all events, (a) the entire aggregate principal balances of, all accrued and unpaid interest on and all fees and other sums due and payable in respect of the Revolving Loans and the Swing Line Loans shall be due and payable in full on the Revolving Commitment Period Expiration Date if not sooner paid, and (b) the entire aggregate principal balances of, all accrued and unpaid interest on and all fees and other sums due and payable in respect to the Term Loans shall be due and payable in full on the Term Loan Maturity Date.

   3.2.   Payments and Computations, Etc.

          3.2.1. Time and Manner of Payments. Except as otherwise expressly set forth herein, all payments of principal, interest and fees hereunder and under the Notes shall be in lawful currency of the United States of America, in immediately available (same day) funds, and delivered to the Administrative Agent at its Lending Office for its account, the account of the Lenders or the account of the Swing Line Lender, as the case may be (or in the case of Swing Line Loans and if so directed by the Swing Line Lender, delivered directly to the Swing Line Lender), not later than 11:00 a.m. (Central time) on the date due. As soon as is practicable thereafter, the Administrative Agent shall cause to be distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders in accordance with their respective Percentages (other than amounts payable pursuant to Sections 2.8.1, 3.3 and 3.4, which are to be distributed other than ratably). Funds received by the Administrative Agent after the time specified in the first sentence of this paragraph shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

          3.2.2. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the fees payable hereunder, as the case may be; provided, however, that in the event that the day on which payment relating to a LIBOR Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

          3.2.3. Apportionment of Payments. Aggregated principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, and shall be apportioned ratably among the Lenders in proportion to the Lenders' respective Percentages of the corresponding Loans (except for payments in respect of Swing Line Loans, which shall be apportioned and distributed entirely to the Swing Line Lender). The Administrative Agent shall promptly distribute to each Lender at its Lending Office its Percentage of all such payments received by the Administrative Agent. Notwithstanding the foregoing provisions of this Section 3.2.3, if, pursuant to the provisions of Section 2.11.4, any Notice of Borrowing is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Percentage of LIBOR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          3.2.4. Assumption of Payments Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the benefit of the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate, but in no event to exceed the Highest Lawful Rate.

          3.2.5. Application of Proceeds. After the occurrence and during the continuance of an Event of Default, unless otherwise set forth in this Agreement or the other Loan Documents, all payments received by the Administrative Agent from the enforcement of remedies under the Loan Documents or otherwise with respect to the Obligations shall be applied (a) first, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Administrative Agent; (b) second, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Lenders, or any of them; (c) third, to the ratable payment of interest due from the Borrower with respect to any of the Loans; (d) fourth, to the ratable payment of principal of any of the Loans of the Borrower, and (e) fifth, to pay all other Obligations. Amounts applied to the interest on or principal of Loans as aforesaid shall be applied to the interest on or principal of outstanding Swing Line Loans, if any, prior to application of same to Revolving Loans.

    3.3.  Increased Costs, Capital Requirements and Taxes.

         3.3.1. Increased Costs. Except to the extent reimbursed pursuant to other provisions of this Section 3.3, in the event that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law):

         (a) does or shall subject any Lender to any additional income, preference, minimum or excise tax or to any additional tax of any kind whatsoever with respect to this Agreement, the Notes or any of the Loans or change the basis of taxation of payments to such Lender of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall gross or net income of that Lender or its foreign branch, agency or subsidiary); or

         (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (except, with respect to LIBOR Loans, to the extent that the reserve requirements are reflected in the definition of "LIBOR"); or

         (c)      does or shall impose on that Lender any other condition;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or the Commitments or to reduce any amount receivable hereunder or thereunder; then, in any such case, the Borrower shall promptly pay to such Lender, upon demand, such additional amounts as are sufficient to compensate such Lender for any such additional cost or reduced amount received.

         3.3.2. Capital Requirements - General. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), affects or would affect in any way the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender with the effect of reducing the rate of return on such capital to a level below the rate that such Lender or such other corporation could have achieved but for such introduction, change or compliance, and such Lender reasonably determines that such reduction is based on the existence of such Lender's Commitments hereunder and other commitments of this type, then upon demand by such Lender, the Borrower shall further pay to such Lender from time to time as specified by such Lender such additional amounts as are sufficient to compensate such Lender or other corporation for such reduction.

         3.3.3. Breakage Costs - LIBOR Loans. The Borrower shall indemnify and hold each Lender free and harmless from all losses, liabilities and reasonable expenses (including any loss sustained by that Lender in connection with the re-employment of such funds), that such Lender may sustain: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing or a continuation of or conversion to LIBOR Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation or in a telephonic request for conversion/continuation, (b) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period, (c) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (d) as a consequence of any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement.

         3.3.4. LIBOR Taxes. The Borrower shall indemnify and hold each Lender free and harmless from, and shall pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to LIBOR and/or the provisions of this Agreement related to LIBOR and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to LIBOR (all such taxes, levies, costs and charges being herein collectively called "LIBOR Taxes"); provided, however, that LIBOR Taxes shall not include: taxes imposed on or measured by the overall gross or net income of such Lender or any foreign branch, agency or subsidiary of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall gross or net income of that Lender or any foreign branch, agency or subsidiary of that Lender by any foreign country or subdivision thereof in which that Lender, branch, agency or subsidiary is doing business. The Borrower also shall indemnify and hold each Lender free and harmless from, and shall pay such additional amounts equal to, increases in taxes payable by that Lender described in the foregoing proviso that are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such LIBOR Tax is due pursuant to applicable law, the Borrower will, at the request of such Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender, that the Borrower has met its obligation under this
Section 3.3.4; and the Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any LIBOR Taxes payable by that Lender. Such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.3.4.

                 3.3.5. Notice of Increased Costs; Payment. Each Lender will promptly notify the Administrative Agent (with a copy to the Borrower) of any event of which it has knowledge, occurring after the date hereof, that entitles such Lender to compensation, reimbursement or indemnity pursuant to this Section
3.3 or Section 3.4, and shall furnish to the Administrative Agent (with a copy to the Borrower) a certificate of such Lender claiming compensation, reimbursement or indemnity under this Section 3.3 or Section 3.4, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder if not theretofore paid by the Borrower as provided in Section 3.4 (which certificate shall be presumed correct and binding in the absence of manifest error). In determining such amount, such Lender may use any reasonable averaging, attribution or allocation methods. Subject to the provisions of the last sentence of this Section 3.3.5, within fifteen (15) days following receipt of such notice, the Borrower shall pay to the Administrative Agent, for distribution to such Lender the amount shown to be due and payable by such certificate. If any Lender fails to give such notice in accordance with this
Section 3.3.5 within one hundred twenty (120) days after it first obtains knowledge of such an event, such Lender shall not be entitled to such compensation, reimbursement or indemnity attributable to the period beginning one hundred twenty (120) days after it first obtains such knowledge and ending on the date such notice is given.

         3.4.    Taxes.

                 3.4.1. Taxes Generally. Any and all payments by the Borrower or any Guarantor hereunder or under the Notes or the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such payments (including interest, additions to tax and penalties thereon), excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on or measured by its net income or, in the State of Tennessee, net assets, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision or taxing authority thereof, and (ii) withholding taxes that are the subject of Sections 3.4.2 through 3.4.5. If the Borrower or any Guarantor shall be required by law to deduct any such taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or the Administrative Agent,
(a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, and (b) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of any such deduction, it shall refund to the Borrower the amount so recovered.

         3.4.2. Withholding Tax Exemption. If any Lender is a "foreign corporation" within the meaning of the Code, such Lender shall deliver to the Administrative Agent either: (a) if such Lender qualifies for an exemption from or a reduction of United States withholding tax under a tax treaty, a properly completed and executed Internal Revenue Service Form 1001 before the payment of any interest is due in the first calendar year and in each third succeeding calendar year during which interest may be paid under this Agreement, or (b) if such Lender qualifies for an exemption for interest paid under this Agreement from United States withholding tax because it effectively is connected with a United States trade or business of such Lender, two properly completed and executed copies of Internal Revenue Service Form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid under this Agreement, and (c) such other form or forms as may be required or reasonably requested by the Administrative Agent to establish or substantiate exemption from, or reduction of, United States withholding tax under the Code or other laws of the United States. Each such Lender agrees to notify the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

         3.4.3. Withholding Taxes. If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 3.4.2 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

         3.4.4. Indemnification. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from or reduction of withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses.

         3.4.5. Subsequent Lenders. If any Lender sells, assigns, grants participations in or otherwise transfers its rights under this Agreement, the participant shall comply and be bound by the terms of Sections 3.4.2, 3.4.3 and
3.4.4 as though it were such Lender.

   3.5. Booking of Loans. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch or agency offices, provided, however, that in the event that any Lender transfers its Loans to another branch or agency office in a transaction that does not involve the transfer by such Lender of any of its other loans to such branch or agency office, such Lender shall not be entitled to reimbursement for additional costs or taxes with respect to such Loans pursuant to Section 3.3 or Section 3.4 if the Borrower would be subject to additional liability under Section 3.3 or Section 3.4 to which it would not be subject if such Lender's Loans were maintained at the office at which such Loans were carried prior to such transfer.

   The Borrower acknowledges and agrees that (a) each Lender's method of funding its Loans hereunder shall be in the sole discretion of such Lender, so long as such funding complies with all applicable requirements of this Agreement, and (b) for purposes of any determination to be made pursuant to Sections 2.11.4 or 3.3.5 of this Agreement, each Lender shall be presumed conclusively to have funded its LIBOR Loans with the proceeds of Dollar deposits obtained by such Lender in the interbank Eurodollar market.

                                   ARTICLE 4.

                                    SECURITY

         4.1. Initial Security. The Obligations of the Borrower shall be secured by the Pledge Agreement.

         4.2. Further Assurances. The Borrower and the Guarantors shall, and shall cause each of their respective Subsidiaries to, at their sole cost and expense, execute and deliver to the Administrative Agent and the Lenders all such further documents, instruments and agreements and perform all such other acts that reasonably may be required in the opinion of the Administrative Agent to enable the Administrative Agent and the Lenders to exercise and enforce their respective rights as the secured parties under the Security Documents and to carry out the provisions or effectuate the purposes of this Agreement and the other Loan Documents. To the extent permitted by applicable law, the Borrower and the Guarantors hereby authorize the Administrative Agent on behalf of itself and the Lenders to file Financing Statements and continuation statements with respect to the security interests granted or assigned under the Security Documents and to execute such Financing Statements and continuation statements on behalf of the Borrower, the Guarantors and their respective Subsidiaries. The Administrative Agent shall furnish to the Borrower and the Guarantors copies of all such Financing Statements and continuation statements filed by the Administrative Agent on behalf of the Lenders pursuant to this Section 4.2.

                                   ARTICLE 5.

                                    GUARANTY

         5.1. Guaranty. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent and the Lenders the due and punctual payment and performance of all of the Obligations (except to the extent such Guarantor is a Principal Obligor on such Obligations), in each case as and when the same shall become due and payable, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to their terms. In case of failure by a Principal Obligor of any Obligation punctually to pay or perform such Obligation, each of the Guarantors (other than a Principal Obligor on such Obligation) hereby unconditionally and irrevocably agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity, by prepayment, declaration or otherwise, and to cause such performance to be rendered punctually as and when due, in the same manner as if such payment or performance were made by such Principal Obligor. This guaranty is and shall be a guaranty of payment and performance and not merely of collection.

         5.2.     Maximum Guaranty Liability.

                  (a) Each Guarantor's respective obligations hereunder and under the other Loan Documents shall be in an amount equal to, but not in excess of, the maximum liability permitted under Applicable Bankruptcy Law (the "Maximum Guaranty Liability"). To that end, but only to the extent such obligations otherwise would be subject to avoidance under Applicable Bankruptcy Law if any Guarantor is deemed not to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder or under the other Loan Documents, each such Guarantor's respective obligations hereunder and under the other Loan Documents shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to be deemed to have intended to incur debts), beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Bankruptcy Law. As used herein, the terms "insolvent" and "unreasonably small capital" likewise shall be determined in accordance with Applicable Bankruptcy Law. This
         Section 5.2 is intended solely to preserve the rights of the Lenders and the Administrative Agent hereunder and under the other Loan Documents to the maximum extent permitted by Applicable Bankruptcy
         Law, and neither the Guarantors nor any other Person shall have any right or claim under this Section 5.2 that otherwise would not be available under Applicable Bankruptcy Law.

          (b) Each Guarantor agrees that the Guaranteed Obligations at any time and from time to time may exceed the Maximum Guaranty Liability of such Guarantor, and may exceed the aggregate Maximum Guaranty Liability of all Guarantors hereunder, without impairing this Guaranty or affecting the rights and remedies of the Lenders or the Administrative Agent hereunder.

     5.3. Contribution. In the event any Guarantor (a "Funding Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any of its property granted as Collateral under any Loan Document, each other Guarantor (each, a "Contributing Guarantor") shall contribute to such Funding Guarantor an amount equal to such Contributing Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Funding Guarantor. For the purposes hereof, each Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by a Funding Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Contributing Guarantor's Maximum Guaranty Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (b) the aggregate Maximum Guaranty Liability of all Guarantors (including such Funding Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 5.3 shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Guaranty Liability). Each Guarantor covenants and agrees that its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.

     5.4. Guaranty Unconditional. The obligations of each Guarantor under this
Article 5 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement or any other Loan Document, by operation of law or otherwise;

          (b) any modification or amendment or supplement to this Agreement or any other Loan Document;

          (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any Obligation of the Borrower under this Agreement or any other Loan Document;

          (d) any change in the existence, structure or ownership of the Borrower or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Borrower or any Guarantor or any of their respective assets, or any resulting release or discharge of any Obligation of the Borrower under this Agreement or any other Loan Document;

          (e) the existence of any claim, set-off or other right that any Guarantor at any time may have against the Borrower, the Administrative Agent, any Lender or any other Person, regardless of whether arising in connection with this Agreement or any other Loan Document;

          (f) any invalidity or unenforceability relating to or against the Borrower for any reason of the whole or any provision of this Agreement or any other Loan Document or any provision of Applicable Bankruptcy Law purporting to prohibit the payment or performance by the Borrower of any Obligation, or the payment by the Borrower of any other amount payable by it under this Agreement or any other Loan Document; or

           (g) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might but for the provisions of this
     Section 5.4 constitute a legal or equitable discharge of the obligations of any Guarantor under this Article 5.

     5.5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Article 5 shall remain in full force and effect so long as any Obligations are unpaid, outstanding or unperformed or any of the Commitments are in effect. If at any time any payment of the Obligations or any other amount payable by the Borrower under this Agreement or the other Loan Documents is rescinded or otherwise must be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations under this Article 5 with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

     5.6. Waiver. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of any breach or default by the Borrower and any other notice not specifically provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person or any Collateral granted as security for the Obligations or the Guaranteed Obligations. Each Guarantor hereby specifically waives any right to require that an action be brought against the Borrower or any other Principal Obligor with respect to the Obligations under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time.

     5.7. Waiver of Reimbursement, Subrogation, Etc. Each Guarantor hereby waives to the fullest extent possible as against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, exoneration or any other similar claim, right, cause of action or remedy that otherwise would arise out of such Guarantor's performance of its obligations to the Administrative Agent or any Lender under this Article 5. The preceding waiver is intended by the Guarantors, the Administrative Agent and the Lenders to be for the benefit of the Borrower or any of its successors and permitted assigns as an absolute defense to any action by any Guarantor against the Borrower or its assets that arises out of such Guarantor's having made any payment to the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations.

     5.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent as directed by Requisite Lenders.

     5.9. Subordination of Indebtedness. Any indebtedness of the Borrower for borrowed money now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the payment by the Borrower of the Obligations, and if a default in the payment of the Obligations shall have occurred and be continuing, any such indebtedness of the Borrower owed to any Guarantor, if collected or received by such Guarantor, shall be held in trust by such Guarantor for the holders of the Obligations and be paid over to the Administrative Agent for application in accordance with this Agreement and the other Loan Documents.

     5.10. Certain Releases. Provided that no Default has occurred and is continuing or would result therefrom:

           (a) in the event that any asset sale permitted under Section 9.3(d) consists in whole or in part of the sale of all of the capital stock of (or other ownership interests in) a Subsidiary that is owned by the Borrower or any other Subsidiary of the Borrower, upon the request of the Borrower the Administrative Agent shall release the Subsidiary whose stock (or other ownership interests) has (have) been sold from any duties and obligations to the Lenders pursuant to this Agreement and the

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     other Loan Documents to which such Subsidiary may be a party, provided that at the times of such request and release any Indebtedness evidenced by a Pledged Note made by such Subsidiary has been fully satisfied; and

          (b) in connection with any other asset sale permitted under Section 9.3(d), upon the request of the Borrower the Administrative Agent shall execute and deliver any instruments reasonably required to release the assets sold from the Liens of the Loan Documents.

                                   ARTICLE 6.

                              CONDITIONS PRECEDENT

     6.1. Conditions Precedent to Initial Loans. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans are all subject to the satisfaction by the Borrower and the Guarantors, to the extent not waived by the Lenders, of the following conditions precedent:

          6.1.1. Deliveries to the Administrative Agent. The Administrative Agent shall have received, for the ratable benefit of each Lender (and in such number of original counterparts or copies as the Administrative Agent reasonably may specify), each of the following, in form and substance satisfactory to the Administrative Agent, the Lenders and their respective counsel:

          (a) Agreement. Counterpart originals of this Agreement, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

          (b) Notes. The Notes, each duly and validly executed and delivered on behalf of the Borrower;

          (c) Security Documents. The Pledge Agreement and other Security Documents, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

          (d) Pledged Notes. The Pledged Notes, together with appropriate instruments of assignment attached thereto, duly endorsed in blank by the Borrower or the appropriate Guarantor, as the case may be;

          (e) Organizational Documents. Copies of the charters, articles or certificates of incorporation or other organizational documents of the Borrower and each Guarantor, certified by the Secretary of State or other appropriate public official in each jurisdiction of organization, all in form and substance satisfactory to the Lenders;

          (f) Bylaws. Copies of the bylaws, and all amendments thereto, of the Borrower and each Guarantor, together with certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each Guarantor, dated the date hereof, stating that such copy is complete and correct;

          (g) Good Standing and Authority. Certificates of the appropriate governmental officials of each jurisdiction as the Administrative Agent reasonably may request, dated within fifteen (15) days of the date hereof, stating that the Borrower and each Guarantor exists, is in good standing with respect to the payment of franchise and similar taxes and is duly qualified to transact business therein;

          (h) Incumbency. Certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the Guarantors, dated the date hereof, as to the incumbency and signature of all officers of the Borrower or such Guarantor authorized to execute or attest to this Agreement, the Notes and the other Loan Documents to which the Borrower or each such Guarantor is a party, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

          (i) Resolutions. With respect to the Borrower and each of the Guarantors (i) copies of the resolutions authorizing, approving and ratifying this Agreement, the Notes, the Security Documents and the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the respective boards of directors or other managers of the Borrower and each of the Guarantors, together with (ii) certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the Guarantors, dated the date hereof, stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the board of directors or other managers of the Borrower or such Guarantor and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof;

          (j) Legal Opinions of the Borrower's and Guarantors' Counsel. The favorable legal opinion of Messrs. Blackwell Sanders Peper Martin LLP, counsel to the Borrower and the Guarantors, dated the date hereof, and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit 6.1.1A;

          (k) Officer's Certificate. A certificate of a Responsible Officer of the Borrower and each of the Guarantors, dated the date hereof, stating that (i) each of the representations and warranties contained in Article 7 is true and correct at and as of the date hereof with the same force and effect as if made on such date, (ii) all obligations, covenants, agreements and conditions contained in this Agreement to be performed or satisfied by the Borrower or such Guarantor on or prior to the date hereof have been performed or satisfied in all respects, (iii) since December 31, 2000, there has been no Material Adverse Change, and (iv) no Default has occurred and is continuing, and in addition setting forth in such detail as shall be required by the Lenders calculations of the financial ratios and covenants contained in this Agreement showing that as of the date hereof and after giving effect to the transactions that are the subject hereof the Borrower and the Guarantors are in compliance with Article 10;

          (l) Solvency Certificates. (i) A solvency certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit 6.1.1B hereto, and (ii) a solvency certificate of the Responsible Officer of each Guarantor, in substantially the form of Exhibit 6.1.1C (collectively, the "Solvency Certificates");

          (m) Consents. Evidence that the Borrower and each Guarantor have obtained all requisite consents and approvals required to be obtained from any Person to permit the transactions contemplated by this Agreement, the Notes and the other Loan Documents to be consummated in accordance with their respective terms and conditions; and

          (n) Other Matters. All other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent reasonably may request.

          6.1.2 Compliance with Laws. The Borrower, the Guarantors and their respective Subsidiaries shall not be in violation of, and shall not have received notice of any violation of, any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of its business or assets, if such violation or non-compliance could have a Material Adverse Effect, and if requested by the Administrative Agent the Borrower, the Guarantors or their respective Subsidiaries shall have furnished to the

Administrative Agent and the Lenders copies of all required approvals (including required operating licenses and permits) of any Governmental Authority.

          6.1.3. No Material Adverse Change. Since December 31, 2000 no Material Adverse Change (as determined by the Administrative Agent and the Lenders in their sole discretion) shall have occurred.

          6.1.4. No Material Misrepresentation. No material misrepresentation or omission shall have been made by or on behalf of the Borrower or any Guarantor to the Administrative Agent or the Lenders with respect to the Borrower's or such Guarantor's business operations or financial or other condition.

          6.1.5. Legal Proceedings. No action, suit, proceeding or investigation shall be pending before or threatened by any court or Governmental Authority with respect to the transactions contemplated hereby or that may have a Material Adverse Effect (as determined by the Administrative Agent and the Lenders, in their sole discretion).

          6.1.6. Subordinated Indebtedness. If requested by the Administrative Agent, any creditor holding Subordinated Indebtedness shall have entered into an intercreditor and subordination agreement with the Administrative Agent in form and substance reasonably satisfactory to the Lenders and consistent with the definition of Subordinated Indebtedness set forth herein.

     6.2. Conditions Precedent to All Loans. The obligations of each of the Lenders to make any Loans (including Loans used to refinance or repay other Loans) on any date (including the date hereof) are subject to the satisfaction of the conditions set forth below in this Section 6.2. Each request for Loans hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent and each Lender, as of the date of the making of such Loans, that the conditions in this Section 6.2 have been satisfied.

          6.2.1. Satisfaction of Conditions Precedent to Initial Loans. The conditions precedent set forth in Section 6.1 shall have been satisfied.

          6.2.2. Representations and Warranties. The representations and warranties of the Borrower and the Guarantors set forth in this Agreement, the Notes and the other Loan Documents and in any certificate, opinion or other statement provided at any time by or on behalf of the Borrower or any Guarantor in connection herewith shall be true and correct on and as of the date of the making of such Loans as if made on and as of such date, except to the extent that a representation or warranty is made as of a specific date, in which event such representation or warranty shall remain true and correct as of such earlier date, and except to the extent that a representation or warranty is no longer correct by virtue of changes permitted by the terms of this Agreement.

          6.2.3. No Default. No Default shall have occurred and be continuing on the date of the requested Borrowing or after giving effect to such Borrowing.

          6.2.4. No Violations. No law or regulation shall prohibit the making of the requested Loan and no order, judgment or decree of any court or Governmental Authority shall, and no litigation shall be pending that in the judgment of the Administrative Agent or Requisite Lenders would, enjoin, prohibit or restrain any Lender from making a requested Loan.

          6.2.5. Proceedings Satisfactory. All proceedings in connection with the making of any Loan, and the other transactions contemplated by this Agreement, the Loan Documents and all documents incidental thereto shall be satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such information and such counterpart originals or certified or other copies of such documents as the Administrative Agent reasonably may request.

                                   ARTICLE 7.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement, to make the Loans and to provide the other financial accommodations provided for herein, the Borrower and each of the Guarantors hereby make the following representations and warranties to the Administrative Agent and each Lender:

     7.1. Existence and Power. The Borrower, each of the Guarantors and each of their respective Subsidiaries are entities of the type designated on Schedule
7.1 and are duly organized, validly existing and in good standing under the laws of the jurisdiction indicated next to the name of such entity on Schedule 7.1. The Borrower, each of the Guarantors and each of their respective Subsidiaries have the power, authority and legal right to own and operate their respective properties and assets, to lease the properties and assets they operate under lease and to carry on their respective businesses as they are now being conducted and intended to be conducted, and are duly qualified to transact business in, and in good standing under the laws of, each jurisdiction in which their ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, except to the extent that failure to qualify to transact business will not have a Material Adverse Effect.

     7.2. Authorization and Enforceability of Obligations. The Borrower, each of the Guarantors and each of their respective Subsidiaries (a) have the power, authority and legal right to enter into this Agreement and such of the Loan Documents to which each is a party and to enter into and perform their respective obligations hereunder and thereunder, and (b) have taken all necessary action on the part of each to authorize the execution and delivery of such documents, instruments and agreements and the performance of their respective obligations hereunder and thereunder. This Agreement, the Notes and the other Loan Documents have been duly executed and delivered on behalf of the Borrower, each of the Guarantors and such of their respective Subsidiaries as are parties to such Loan Documents, and constitute legal, valid and binding obligations, enforceable against the Borrower, the Guarantors and their respective Subsidiaries as are parties hereto or thereto in accordance with their respective terms.

     7.3. No Consents. Except as set forth on Schedule 7.3, all necessary consents, approvals and authorizations of, filings with and acts by or with respect to all Governmental Authorities and other Persons required to be obtained, made or taken in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes and the other Loan Documents, or otherwise in connection with the transactions contemplated hereby, have been obtained, made or taken and remain in effect.

     7.4. No Conflict. Except as set forth on Schedule 7.4, the execution and delivery of this Agreement, the Notes and the other Loan Documents, the transactions contemplated hereby, the use of the proceeds of the Loans and the performance by the Borrower, the Guarantors and such of their respective Subsidiaries as are parties to the Loan Documents of their respective obligations hereunder and thereunder (a) do not conflict with or violate any Requirement of Law or any Contractual Obligation of the Borrower, such Guarantor or such Subsidiary, except to the extent that any such violation or conflict will not have a Material Adverse Effect, and (b) do not conflict with, constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrower, such Guarantor or such Subsidiary pursuant to any Contractual Obligation of the Borrower, such Guarantor or such Subsidiary (other than Liens in favor of the Administrative Agent and the Lenders), except to the extent that any such conflict or default or the failure to obtain any necessary consent will not have a Material Adverse Effect.

     7.5. Financial Statements; Projections; Solvency.

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

          (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, together with the opinion of KPMG LLP with respect thereto, and together with the unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the unaudited consolidating statement of income of the Borrower and its Subsidiaries for such Fiscal Year, copies of all of which have been furnished to the Administrative Agent, are complete and correct and fairly present the assets, liabilities and consolidated financial position of the Borrower and its Subsidiaries as at such date and the consolidated results of their operations and their cash flows for the Fiscal Year then ended.

          (b) The unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of March31, 2001, together with the related consolidated and consolidating statement of income and the related consolidated statements of shareholders' equity and cash flows for the period commencing at the beginning of the current Fiscal Year and ending with the end of the Fiscal Quarter ended on such date, copies of all of which have been furnished to the Administrative Agent, are complete and correct and, subject to customary year-end adjustments that are not anticipated to be material, fairly present the assets, liabilities and consolidated financial position of the Borrower and its Subsidiaries as at such date and the consolidated results of their operations and their cash flows for such period.

          (c) The financial statements described in the preceding paragraphs (a) and (b), including the related schedules and notes thereto, have been prepared in conformity with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its Subsidiaries has any material Indebtedness, obligation or other unusual forward or long-term commitment that is not fairly reflected in the foregoing financial statements or in the notes thereto.

          (d) In the opinion of the management of the Borrower, the assumptions used in the preparation of the Projections were reasonable when made and as of May, 2001. The Projections were prepared in good faith by executive and financial personnel of the Borrower in light of the historical financial performance and the financial and operating condition of the Borrower and its Subsidiaries at the time prepared and, in the opinion of the management of the Borrower and the Guarantors, represented, as of May, 2001, a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries for the periods included therein, subject to the uncertainties and approximations inherent in the making of any financial projections and without assurance that the projected performance and financial condition actually will be achieved.

          (e) After giving effect to the consummation of the transactions contemplated by this Agreement, the making of Loans hereunder and the incurrence by the Borrower and the Guarantors of the Obligations incurred by each pursuant to this Agreement, each of the Borrower, the Guarantors and their respective Subsidiaries is Solvent.

     7.6. Absence of Litigation. Except as otherwise set forth in Schedule 7.6, there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Guarantors or any of their respective Subsidiaries, nor to the knowledge of the Borrower and the Guarantors is there any basis therefor, (a) that challenge the validity or propriety of the transactions contemplated hereby, or (b) that reasonably can be expected to be adversely determined and, if adversely determined, to have a Material Adverse Effect, either individually or in the aggregate.

     7.7. No Default. Neither the Borrower nor any Guarantor nor any of their respective Subsidiaries is in default (nor has any event occurred that with notice or lapse of time or both would constitute a default) under any Contractual Obligation of the Borrower, any Guarantor or any of their respective Subsidiaries, if such default or event could have a Material Adverse Effect. No Default has occurred and is continuing.

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

     7.8. Security Documents. The Security Documents create in favor of the Administrative Agent for the ratable benefit of the Lenders valid, perfected security interests in the Collateral subject to no Liens other than Permitted Liens. The security interests granted in favor of the Administrative Agent as contemplated by this Agreement and the Security Documents do not constitute a fraudulent conveyance under the federal Bankruptcy Code or any applicable state law.

     7.9. Capital Stock. The capitalization of the Borrower, the Guarantors and their respective Subsidiaries consists of such number of shares, authorized, issued and outstanding, of such classes and series, with or without such par value, as are set forth in Schedule 7.1. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever that are convertible into, exchangeable for or otherwise provide for the issuance of capital stock of the Borrower, any Guarantor or any of their respective Subsidiaries, except as described in Schedule 7.1.

     7.10. Taxes. The Borrower, the Guarantors and their respective Subsidiaries have filed all tax returns that were required to be filed in any jurisdiction and have paid all taxes shown thereon to be due or otherwise due upon the Borrower, the Guarantors, their respective Subsidiaries or their respective properties, income or franchises, including interest, assessments, fees and penalties, or have provided adequate reserves for the payment thereof. To the knowledge of the Borrower and the Guarantors, no claims are threatened, pending or being asserted with respect to, or in connection with, any return referred to in this Section 7.10 that, if adversely determined, could have a Material Adverse Effect.

     7.11. No Burdensome Restrictions. No Contractual Obligation or Requirement of Law relating to or otherwise affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any of the respective properties, businesses or operations thereof has had or, insofar as the Borrower or any of the Guarantors reasonably may foresee is likely to have, a Material Adverse Effect.

     7.12. Judgments. There are no outstanding or unpaid judgments against the Borrower, any of the Guarantors or any of their respective Subsidiaries.

     7.13. Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantors as of the date hereof is set forth in Schedule 7.1. Schedule 7.1 also shows as of the date hereof as to each such Subsidiary the jurisdiction of its incorporation or formation, the number of shares of each class of capital stock outstanding, the direct owner of the outstanding shares of each such class and the number of shares owned, and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation.

     7.14. ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in ERISA) or Reportable Event has occurred with respect to any Single Employer Plan, or to the knowledge of Borrower and the Guarantors with respect to any Multi-Employer Plan. As of the most recent actuarial valuation of any such Plan, the actuarial present value of all benefits under each Plan (based on those assumptions used to fund the Plan) does not exceed the fair market value of the assets of the Plan allocable to such benefits. The Borrower, the Guarantors, their respective Subsidiaries and each Commonly Controlled Entity are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder.

     7.15. Margin Securities. None of the Borrower, the Guarantors or any of their respective Subsidiaries is engaged principally in, nor has as one of its significant activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Indebtedness evidenced by the Notes, or otherwise created in connection with this Agreement or the other Loan Documents, has been or will be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Administrative Agent or any of the Lenders, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each such Lender a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

     7.16. Investment Company Act. None of the Borrower, the Guarantors or any of their respective Subsidiaries is an "investment company," or company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

     7.17. Indebtedness and Contingent Obligations. Set forth on Schedule 7.17A hereto is a complete and correct list of all Indebtedness (other than Contingent Obligations, Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases) of the Borrower, each Guarantor and each of their respective Subsidiaries and the aggregate principal amount thereof outstanding on the date hereof. Set forth on
Schedule 7.17B is a complete and correct list of all Contingent Obligations (other than any Contingent Obligations created under the Loan Documents) of the Borrower, each Guarantor and each of their respective Subsidiaries and the aggregate amount thereof outstanding on the date hereof.

     7.18. Business Locations and Trade Names. Set forth on Schedule 7.18A is a complete and correct list of the locations where each of the Borrower, the Guarantors and their respective Subsidiaries maintain their respective chief executive offices, their principal places of business, an office, a place of business or any material financial records. Set forth on Schedule 7.18B is a complete and correct list of each name under or by which each of the Borrower, the Guarantors and their respective Subsidiaries presently conducts its business or has conducted its business during the past seven years.

     7.19. Title to Assets. The Borrower, the Guarantors and their respective Subsidiaries have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their respective assets (including all assets constituting a part of the Collateral and all assets reflected in the consolidated balance sheet as of December 31, 2000), subject to no Liens other than Permitted Liens.

     7.20. Labor Matters. There are no disputes or controversies pending between the Borrower, the Guarantors or their respective Subsidiaries and their respective employees, the outcome of which reasonably may be expected to have a Material Adverse Effect.

     7.21. Business. There is no pending or threatened claim, action, suit, proceeding or other litigation against or affecting the Borrower, the Guarantors or their respective Subsidiaries contesting the right of the Borrower, the Guarantors or their respective Subsidiaries to conduct their businesses as presently conducted or as proposed to be conducted, and there are no other facts or circumstances that have had or reasonably may be expected to have a Material Adverse Effect.

     7.22. Compliance with Laws. The Borrower, the Guarantors and their respective Subsidiaries (a) have not been, are not and will not be in violation of any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of their respective businesses or assets,
(b) have not failed to obtain any license, permit, certificate or other governmental authorization necessary for the conduct of their businesses or the ownership and operation of their assets, (c) have not received any notice from any Governmental Authority, and to their knowledge no such notice is pending or threatened, alleging that the Borrower, any Guarantor or any of their respective Subsidiaries has violated, or has not complied with, any Requirement of Law, condition or standard applicable with respect to any of the foregoing, and (d) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance, except to the extent that any violation, noncompliance, failure, agreement, judgment, etc. as described in this Section 7.22 will not have a Material Adverse Effect.

     7.23. Governmental Authorizations; Permits, Licenses and Accreditation; Other Rights. The Borrower, the Guarantors and their respective Subsidiaries have all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrower, the Guarantors and their respective Subsidiaries or over any part of their respective operations. Copies of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations shall be provided to the Administrative Agent upon request. The Borrower, the Guarantors and their respective Subsidiaries are not in default under any of such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations, and no event has occurred, and no condition exists, that with the giving of notice, the passage of time or both would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any thereof, except to the extent that the cumulative effect of all such defaults, events, conditions, suspensions, revocations, impairments, forfeitures and non-renewals will not have a Material Adverse Effect. The continuation, validity and effectiveness of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrower, the Guarantors and their respective Subsidiaries know of no reason why they will not be able to maintain after the date hereof all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary or appropriate to conduct the businesses of the Borrower, the Guarantors and their respective Subsidiaries as now conducted and presently planned to be conducted.

     7.24. No Material Adverse Change. Since December 31, 2000, no Material Adverse Change has occurred.

     7.25. Environmental Matters. Except as disclosed in Schedule 7.25, (a) none of the Borrower, the Guarantors or any of their respective Subsidiaries, nor any of the properties owned or leased thereby or operations thereof, nor, to the knowledge of the Borrower and the Guarantors, any current or prior owner, lessor or operator (other than the Borrower or any Guarantor or any of their respective Subsidiaries) of any properties owned or leased by Borrower or any Guarantor or any of their respective Subsidiaries, is in violation of any applicable Environmental Law or any restrictive covenant or deed restriction relating to environmental matters (recorded or otherwise) or subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority or subject to any remedial obligations under any Environmental Law, except to the extent that the cumulative effect of all such violations, investigations, inquiries, proceedings and remedial obligations will not have a Material Adverse Effect; (b) all permits, licenses and approvals required of the Borrowers, the Guarantors or any of their respective Subsidiaries with respect to Hazardous Materials, including past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste into the environment, have been obtained or filed; (c) all Hazardous Materials or solid waste generated by the Borrower, any Guarantor or any of their respective Subsidiaries have in the past been, and will continue to be, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Environmental Laws, which carriers and facilities have been and are, to the knowledge of the Borrower and the Guarantors, operating in compliance with such permits; (d) the Borrower, the Guarantors and their respective Subsidiaries have taken all reasonable steps necessary to determine, and have determined, that no Hazardous Materials or solid wastes have been disposed of or otherwise released by them except in compliance with Environmental Laws; and (e) neither the Borrower nor any Guarantor nor any of their respective Subsidiaries has a material contingent liability in connection with any release of any Hazardous Materials or solid waste into the environment, and in connection herewith the Borrower hereby agrees to pursue diligently the resolution of any environmental issues disclosed in Schedule 7.25 by all necessary and appropriate actions and shall report to the Administrative Agent not less frequently than quarter-annually as to the status of the resolution of such issues.

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     7.26. Material Contracts. Set forth on Schedule 7.26 hereto is a complete and accurate list of all Material Contracts of the Borrower, each of the Guarantors and each of their respective Subsidiaries. Other than as set forth on
Schedule 7.26, each such Material Contract is in full force and effect in accordance with the terms thereof and there are no material defaults by the Borrower, the Guarantors or any of their respective Subsidiaries as are parties thereto or, to the knowledge of the Borrower and the Guarantors, by any other party, under any such Material Contract. The Borrower has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 7.26.

     7.27. No Misstatements. Neither this Agreement nor any of the other Loan Documents, nor any agreement, instrument or other document executed pursuant hereto or thereto or in connection herewith or therewith, nor any certificate, statement or other information referred to herein or therein or furnished to the Administrative Agent or any Lender pursuant hereto or thereto or in connection herewith or therewith, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading on the date hereof or on the date furnished, as the case may be, except as otherwise disclosed to the Administrative Agent and the Lenders in writing on or prior to the date hereof. Neither the Borrower nor any Guarantor is aware of any fact that it has not disclosed in writing to the Administrative Agent that materially and adversely affects, or insofar as the Borrower or such Guarantor can now foresee, could materially and adversely affect, the properties, businesses, prospects, results of operations, management or financial or other condition of the Borrower and its Subsidiaries, taken as a whole, the Administrative Agent's or the Lenders' rights or the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform its obligations under this Agreement and the other Loan Documents to which it is a party.

                                   ARTICLE 8.

                              AFFIRMATIVE COVENANTS

     So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and Guarantors shall:

     8.1.  Financial Statements.

           8.1.1. Annual Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within ninety-five (95) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, audited and reported upon, without qualification, by KPMG LLP or other independent public accountants acceptable to Requisite Lenders in their sole discretion, accompanied by an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and an unaudited consolidating statement of income for such Fiscal Year, certified by a Responsible Officer of the Borrower, together with (a) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such annual fiscal period, and (b) a certificate of a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent and the Lenders, (1) stating that no Default has occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto, and (2) setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of such Fiscal Year.

           8.1.2. Quarterly Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within fifty (50) days after the end of each Fiscal Quarter of the Borrower (other than the last Fiscal Quarter in any Fiscal Year) an unaudited consolidated and

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consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, the related consolidated and consolidating statement of income of the Borrower and its Subsidiaries for the period commencing at the beginning of the current Fiscal Year and ending with the end of such Fiscal Quarter and the related consolidated statements of shareholders' equity and cash flows of the Borrower and its Subsidiaries for such period, certified by a Responsible Officer of the Borrower, together with (a) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such period, and (b) a certificate of a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent and the Lenders, (1) stating that no Default has occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto, and (2) setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of such period.

          8.1.3. GAAP. Take all actions necessary to cause all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in conformity with GAAP applied consistently throughout the periods reflected therein (except as may be approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     8.2. Certificates and Other Information. Furnish to the Administrative Agent and each Lender, each in form and substance acceptable to Requisite
Lenders:

          8.2.1. Management Letters. Promptly after the same are received by the Borrower, copies of management letters provided to the Borrower by its independent certified public accountants that describe or refer to any inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

          8.2.2. Shareholder Materials. (a) Within two (2) Business Days after the delivery of same to the shareholders of the Borrower, copies of all financial statements and reports that the Borrower, any Guarantor or any of their respective Subsidiaries sends to the shareholders of the Borrower, and (b) concurrently with the filing thereof, copies of all reports and statements of the Borrower, the Guarantors and their respective Subsidiaries (including proxy and information statements, quarterly, annual and current reports and registration statements, but excluding those pertaining only to employee benefit plans) that it may make to, or file with, the Commission.

          8.2.3. Budgets. As soon as available, and in any event not later than ninety (90) days after the end of each Fiscal Year of the Borrower, twelve (12) month budgeted financial statements (including balance sheets and statements of income, shareholders' equity and cash flows and a statement of budgeted capital expenditures, and including a reasonably detailed description of all underlying assumptions) of the Borrower and its Subsidiaries on a consolidated basis for the following Fiscal Year, and twelve (12) month consolidating budgeted statements of income of the Borrower and each of its Subsidiaries for the following Fiscal Year, all in a format reasonably acceptable to Requisite Lenders and certified by a Responsible Officer of the Borrower as being fairly stated in good faith. Any updates thereto shall be provided upon request of the Administrative Agent.

          8.2.4. Asset Acquisitions. Not later than thirty (30) days prior to the consummation of any Asset Acquisition, notice of the pendency of such Asset Acquisition, and not later than fourteen (14) Business Days prior to the consummation of such Asset Acquisition, the following:

          (a) a reasonably detailed description of the operating profile for the assets to be acquired in such Asset Acquisition, and

          (b) a reasonably detailed description of the terms and conditions of such Asset Acquisition, including the purchase price and the manner and structure of payment(s), accompanied by copies of the then-current drafts of the proposed acquisition agreement(s), and

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

          (c) a certificate duly executed by a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent, certifying that no Default has occurred and is continuing or will result from such Asset Acquisition, certifying that after giving Pro Forma Effect to such Asset Acquisition such Responsible Officer reasonably believes that such Asset Acquisition will not result in a violation of any of the financial covenants contained herein during the twelve (12) month period following such Asset Acquisition, and setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of the Fiscal Quarter then most recently completed, after giving Pro Forma Effect to such Asset Acquisition, and

          (d) twelve-months trailing financial statements, consolidated starting balance sheet, and a twelve-month projected financial statements for the Asset Acquisition.

          8.2.5. Acquisition Documents. Not later than thirty (30) days after the consummation of any Asset Acquisition, copies of the executed documents evidencing the transaction.

          8.2.6. Reports to Other Persons. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of any Indebtedness of the Borrower, any of the Guarantors or any of their respective Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent or Lenders pursuant to any other clause of this Section 8.2.

          8.2.7. Funded Indebtedness. Promptly upon request by the Administrative Agent, copies of all agreements, instruments and/or documents evidencing or otherwise related to any Consolidated Funded Indebtedness.

          8.2.8. Additional Information. Promptly, such additional financial and other information as the Administrative Agent or any Lender from time to time reasonably may request.

     8.3. Provision of Notices. Notify the Administrative Agent and each Lender of the occurrence of any of the following events not later than five (5) days after the Borrower or any Guarantor knows or has reason to know of such event:

          8.3.1. Default. Any Default.

          8.3.2. Other Default or Litigation. (a) Any default or event of default under any Contractual Obligation of the Borrower, any Guarantor or any of their respective Subsidiaries that if adversely determined could have a Material Adverse Effect, (b) any litigation, investigation or proceeding that may exist at any time between the Borrower, any Guarantor or any of their respective Subsidiaries and any Governmental Authority (excluding, however, audits and inquiries made in the ordinary course of business) or (c) any other litigation that if adversely determined would have a Material Adverse Effect.

          8.3.3. Reportable Events. (a) Any Reportable Event with respect to any Plan, (b) the institution of proceedings or the taking or expected taking of any other action by the PBGC, the Borrower, any Guarantor, any of their respective Subsidiaries or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan, and (c) with respect to any Multi-Employer Plan, the reorganization or insolvency of such Plan. In addition to such notice, the Borrower and the Guarantors shall deliver or cause to be delivered to the Administrative Agent and each Lender whichever of the following may be applicable: (i) a certificate of a Responsible Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event and the action that it, such Subsidiary or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (ii) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be.

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

          8.3.4. Environmental Matters. (a) Any event that makes any of the representations set forth in Section 7.25 inaccurate in any respect or (b) the receipt by the Borrower, any of the Guarantors or any of their respective Subsidiaries of any notice, order, directive or other communication from a Governmental Authority alleging a violation of or noncompliance with any Environmental Laws, except to the extent that any such violation or noncompliance could not reasonably be expected to have a Material Adverse Effect.

          8.3.5. Loss of License, Permit, Approval, Etc. The loss or, if known by the Borrower, any Guarantor or any of their respective Subsidiaries, threatened loss, by the Borrower, any Guarantor or any of their respective Subsidiaries, of any license, permit, approval, registration, contract, consent, franchise, qualification, certificate of need, accreditation or other authorization issued by any Governmental Authority referenced in Section 7.23, if such loss reasonably could be expected to have a Material Adverse Effect.

          8.3.6. Material Contracts. (a) Any proposed material amendment, change or modification to, or waiver of any material provision of, or any termination of, any Material Contract and (b) any default or event of default under any Material Contract.

          8.3.7. Casualty Losses. Any casualty loss or event not insured against in an amount in excess of $100,000.

     8.4. Payment of Obligations and Performance of Covenants.


          (a) Make full and timely payment of the Obligations, including the Loans, whether now existing or hereafter arising;

          (b) Duly comply with all terms, covenants and conditions contained in each of the Loan Documents, at the times and places and in the manner set forth therein; and

          (c) Take all action necessary to maintain the security interests provided for under this Agreement and the Security Documents as valid and perfected Liens on the property intended to be covered thereby, subject to no other Liens except Permitted Liens, and supply all information to the Administrative Agent or the Lenders necessary to accomplish same.

     8.5. Payment of Taxes. Pay, and cause their respective Subsidiaries to pay, or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or businesses of the Borrower, the Guarantors or their respective Subsidiaries, except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings and (b) adequate reserves with respect thereto in conformity with GAAP have been provided on the books of the Borrower or any such Guarantor or Subsidiary, as appropriate.

     8.6. Conduct of Business and Maintenance of Existence. Continue, and cause their respective Subsidiaries to continue, (a) to engage solely in the business as the Borrower and the Guarantors are presently engaged and businesses that enhance or support that primary business activity, and (b) except as permitted by Sections 9.3 and 9.7, to preserve, renew and keep in full force and effect their existence and present corporate, partnership or other organizational structure, as the case may be.

     8.7. Compliance with Law. Observe and comply with, and cause their respective Subsidiaries to observe and comply with, all present and future Requirements of Law relating to the conduct of their businesses or to their properties or assets, except to the extent and so long as the nonobservance thereof or noncompliance therewith will not have a Material Adverse Effect.

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

     8.8. Maintenance of Properties and Franchises. Maintain, preserve and keep and cause their respective Subsidiaries to maintain, preserve and keep (a) all of their buildings, tangible properties, equipment and other property and assets used and necessary in their businesses, whether owned or leased, in good repair, working order and condition, from time to time making all necessary and proper repairs and replacements so that at all times the utility, efficiency and value thereof shall not be impaired, and (b) all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses.

     8.9.  Insurance.

           (a) Maintain and cause their respective Subsidiaries to maintain:

               (1) insurance (in addition to any insurance required under the Security Documents) on all insurable operations of and insurable property and assets owned or leased by the Borrower, the Guarantors or any of their respective Subsidiaries in the manner, to the extent and against at least such risks (in any event including professional and comprehensive general liability, workers' compensation, employer's liability, automobile liability and physical damage, fiduciary liability, commercial fidelity, employee benefits liability, environmental impairment liability, all-risk property, business interruption and crime insurance) usually maintained by owners of similar businesses and properties in similar geographic areas; provided that the amounts of property insurance coverages shall not be less than the full replacement cost of all such insurable property and assets, except for coverage limitations with respect to flood, earthquake and windstorm perils that are acceptable to the Administrative Agent and Requisite Lenders; and

               (2) self-insurance reserves covering those risks for which the Borrower, the Guarantors and each of their respective Subsidiaries presently self-insure in appropriate amounts as determined from time to time by independent insurance claims auditors acceptable to the Administrative Agent and Requisite Lenders.

     All such insurance shall be in such amounts, in such form and with such insurance companies as are reasonably satisfactory to the Administrative Agent and Requisite Lenders.

           (b) Furnish to the Administrative Agent not less frequently than annually and at any time upon written request, (i) full information as to such insurance carried, including the amounts of all self-insurance reserves of the Borrower, the Guarantors and their respective Subsidiaries, and (ii) certificates of insurance from the insurance companies and certified copies of such insurance policies.

     8.10. Use of Proceeds. Use, and cause their respective Subsidiaries to use, the proceeds of the Facilities for the purposes specified in Section 2.7 and for no other purpose.

     8.11. Books and Records. Keep and maintain, and cause their respective Subsidiaries to keep and maintain, full and accurate books of record and accounts of their operations, dealings and transactions in relation to their business and activities, in conformity with GAAP and all Requirements of Law.

     8.12. Inspection. Permit, and cause their respective Subsidiaries to permit, any employees, agents or other representatives of the Administrative Agent or the Lenders and any attorneys, accountants or other agents or representatives designated by the Administrative Agent or the Lenders to (a) have access to and visit and inspect any of the accounting systems, books of account, financial records and properties, real, personal or mixed, of the Borrower, the Guarantors and their respective Subsidiaries, (b) examine and make abstracts from any such accounting systems, books and records, and (c) discuss the affairs, finances and accounts of the Borrower, the Guarantors and their respective Subsidiaries with their officers, employees or agents, all at such reasonable business times as the Administrative Agent or the Lenders deem necessary or advisable to protect their respective interests. So long as no Default or Event of Default shall have occurred and be continuing, the

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Administrative Agent and the Lenders shall give the Borrower, the Guarantors and their respective Subsidiaries, as the case may be, reasonable prior notice of any such inspection.

     8.13. Compliance With Terms of Material Contracts. Comply, and cause their respective Subsidiaries to comply, with all agreements, covenants, terms, conditions and provisions of all Material Contracts, except to the extent and so long as noncompliance therewith will not have a Material Adverse Effect.

     8.14. Compliance With Environmental Laws, Etc.

           (a) Employ, and cause their respective Subsidiaries to employ, in connection with the use of any real property, appropriate technology (including appropriate secondary containment measures) to maintain compliance with applicable Environmental Laws;

           (b) take, and cause their respective Subsidiaries to take, all actions necessary to comply with all Environmental Laws, including any actions identified as necessary in any environmental compliance reports delivered to the Administrative Agent pursuant to the provisions of this Agreement;

           (c) obtain and maintain, and cause their respective Subsidiaries to obtain and maintain, any and all permits required by applicable Environmental Laws in connection with the operations of the Borrower, the Guarantors or any of their respective Subsidiaries or any Affiliate thereof;

           (d) dispose of, and cause their respective Subsidiaries to dispose of, any and all Hazardous Materials only at facilities and with carriers maintaining valid permits under applicable federal, state and local Environmental Laws; and

           (e) use best efforts to obtain, and cause their respective Subsidiaries to use their best efforts to obtain, certificates of disposal from all contractors employed by the Borrower, the Guarantors or any of their respective Subsidiaries in connection with the transportation or disposal of any Hazardous Materials.

     8.15. Environmental Monitoring. Establish and maintain, and cause their respective Subsidiaries to establish and maintain, a system to assure and monitor continued compliance with all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect, which system shall include annual reviews of such compliance by employees or agents of the Borrower, the Guarantors and their respective Subsidiaries who are familiar with the requirements of applicable Environmental Laws.

     8.16. Maintenance of Licenses, Permits, Approvals, Etc. Preserve and maintain, and cause their respective Subsidiaries to preserve and maintain, all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations required under applicable state or local laws and regulations in connection with the ownership or operation of their businesses, except to the extent that a failure to preserve and maintain any of same will not have a Material Adverse Effect.

     8.17. Intercompany Indebtedness; Pledged Notes.

           (a) Maintain, and cause their respective Subsidiaries to maintain, accounting systems, practices and procedures that enable the Borrower, the Guarantors and their respective Subsidiaries to report to the Administrative Agent at any time upon its request the aggregate unpaid balance of any unsecured advances or loans owing to the Borrower or a Guarantor by any such Subsidiary; and

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

           (b) Cause all such advances or loans to be evidenced by Pledged Notes delivered to the Administrative Agent pursuant to the Pledge Agreement and, contemporaneously with the delivery to the Administrative Agent of any Pledged Note, assign and deliver to the Administrative Agent any loan agreement or other instrument, document or agreement further evidencing, securing or otherwise relating to the indebtedness evidenced by such Pledged Note.

     8.18. Further Assurances. Perform, make, execute and deliver, and cause their respective Subsidiaries to perform, make, execute and deliver, all such additional and further acts, deeds, occurrences and instruments as the Administrative Agent or the Lenders reasonably may require to document and consummate the transactions contemplated hereby and to vest completely in and to ensure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.

     8.19. Creation of Subsidiaries. Within ninety (90) days after creating any Subsidiary of Borrower or any Guarantor, (a) give Notice to the Administrative Agent of the creation of such Subsidiary, and (b) cause such Subsidiary to become a Guarantor under the terms of this Agreement.

                                   ARTICLE 9.

                               NEGATIVE COVENANTS

     So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and the Guarantors shall not:

     9.1. Indebtedness. Create, incur, assume or suffer to exist, or permit any of their respective Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, except:

           (a) Indebtedness of the Borrower or any of the Guarantors under or pursuant to this Agreement and the other Loan Documents;

           (b) Indebtedness existing, or arising pursuant to commitments existing, on the date hereof, all as set forth in Schedules 7.17A and 7.17B, and any extensions, renewals, refundings or refinancings thereof on the same terms or other terms satisfactory to Requisite Lenders; provided, however, that neither the principal amount thereof nor the interest rate thereon shall be increased, nor shall the date for the making of any required payment of principal be accelerated nor the amount due on any such date increased;

           (c) Purchase Money Debt and Capitalized Lease Obligations in an aggregate amount not to exceed $1,000,000 outstanding at any one time;

           (d) Subordinated Indebtedness;

           (e) Current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument, and which are not past due for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, which are being contested in good faith and by appropriate actions and for which adequate reserves in conformity with GAAP have been established on the books of the primary obligor with respect thereto;

           (f) Contingent Obligations consisting of (i) the endorsement by the Borrower, any Guarantor or any of their respective Subsidiaries of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business, and (ii) guarantees executed by the Borrower, any Guarantor or any of their respective Subsidiaries with respect to Operating Lease obligations or Indebtedness of the Borrower and its Subsidiaries otherwise permitted by this Agreement;

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

          (g) Contingent Obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (i) the officers, directors, employees and agents of the Borrower or such Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Subsidiary is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Subsidiary, (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary and (iv) other Persons under agreements relating to Permitted Acquisitions;

          (h) Indebtedness with respect to financed insurance premiums not past due; and

          (i) Indebtedness of the Borrower or a Subsidiary of the Borrower that is owed to the Borrower or a Subsidiary of the Borrower and that is described in clauses (d), (e) or (h) of Section 9.4.

     9.2. Liens. Create, incur, assume or suffer to exist, or permit any of their respective Subsidiaries (other than the Non-Guarantor Subsidiaries) to create, incur, assume or suffer to exist, any Lien upon any real or personal property, fixtures, revenues or other assets whatsoever (including the Collateral), whether now owned or hereafter acquired, of the Borrower, the Guarantors or any of their respective Subsidiaries (other than the Non-Guarantor Subsidiaries), except:

          (a) Liens securing the Obligations;

          (b) Existing Liens;

          (c) Liens for taxes not yet due or that are being contested in good faith and by appropriate actions and for which adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor or Subsidiary;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor or Subsidiary; and (iii) with respect to which the obligations secured thereby are not material;

          (e) pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

          (f) Liens securing Purchase Money Debt or Indebtedness arising under Capitalized Leases; provided, however, that in each case any such Lien attaches only to the specific item(s) of property or asset(s) financed with such Purchase Money Debt or Capitalized Lease;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, reservations, exceptions, rights-of-way, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or such Guarantor or Subsidiary;

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          (i) Liens in respect of any writ of execution, attachment, garnishment, judgment or judicial award, if (i) the time for appeal or petition for rehearing has not expired, an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured, or (ii) the underlying claim is fully covered by insurance issued by an insurer satisfactory to the Administrative Agent, the insurer has acknowledged in writing its responsibility to pay such claim and no action has been taken to enforce such execution, attachment, garnishment, judgment or award;

          (j) Liens of lessors under or in connection with Operating Leases;

          (k) Liens securing Indebtedness permitted under clause (b) of Section 9.1, but only to the extent that such Indebtedness is currently secured as set forth on Schedules 7.17A and 7.17B; and

          (l) Other non-consensual Liens not securing Indebtedness, the existence of which in the aggregate will not have a Material Adverse Effect, provided that any Lien permitted by this clause (l) is permitted only for so long as is reasonably necessary for the Borrower or the affected Subsidiary, using its best efforts, to remove or eliminate such Lien.

     9.3. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of their respective Subsidiaries (other than the Non-Guarantor Subsidiaries) to sell, lease, assign, transfer or otherwise dispose of, any of their assets (including the stock of Subsidiaries) except:

          (a) sales of personal property assets in the ordinary course of business of the Borrower and its Subsidiaries;

          (b) the disposition of obsolete or worn-out equipment or other property no longer required by or useful to the Borrower or any of its Subsidiaries in connection with the operation of their businesses, provided that such equipment or other property is replaced with equipment or other property having substantially equivalent utility and equal or greater value;

          (c) the sale or transfer to the Borrower or any Guarantor of any asset owned by the Borrower or any of its Subsidiaries; and

          (d) any other sale or transfer of assets not exceeding an aggregate amount of $3,500,000 in any Fiscal Year and not exceeding an aggregate amount of $7,000,000 over the term of the Facilities.

     9.4. Investments. Make, commit to make or suffer to exist, or permit any of their respective Subsidiaries to make, commit to make or suffer to exist, any Investment except:

          (a) Cash Equivalents;

          (b) Investments existing on the date hereof and set forth in Schedule 9.4;

          (c) accounts receivable representing trade credit extended in the ordinary course of business;

          (d) unsecured loans or advances by the Borrower or any Guarantor to any Guarantor or the Borrower;

          (e) unsecured loans or advances by any Subsidiary of the Borrower to the Borrower or any Guarantor;

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

          (f) Investments in Guarantors;

          (g) Investments consisting of Permitted Acquisitions;

          (h) additional advances to, and other Investments in, Non-Guarantor Subsidiaries (other than Euroball) in an aggregate outstanding amount not to exceed $3,000,000 at any time;

          (i) additional Investments in Euroball made with the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld;

          (j) advances, in an aggregate amount not to exceed $1,000,000 outstanding at any one time, made by the Borrower and its Subsidiaries to their respective employees for reimbursable expenses incurred or to be incurred by such employees in the ordinary course performance of their duties; and

          (k) Investments consisting of amounts potentially due from a seller of assets in a Permitted Acquisition that relate to customary post-closing adjustments with respect to accounts receivable, accounts payable and similar items typically subject to post-closing adjustments in similar transactions.

     9.5. Restricted Payments. Declare, pay or make, or permit any of their respective Subsidiaries to declare, pay or make any Restricted Payments except so long as no Default or Event of Default exists or would result therefrom:

          (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower or in preferred stock of the Borrower that the Borrower is permitted to issue pursuant to Section 9.6, and may distribute cash in lieu of fractional shares otherwise distributable pursuant to this clause (a);

          (b) the Borrower may purchase or otherwise acquire shares of its capital stock; and

          (c) The Borrower may declare and deliver dividends and make distributions payable to its shareholders in any Fiscal Year in an aggregate amount not in excess of $5,500,000.

     9.6. Issuance of Stock. Issue any capital stock or permit any Subsidiary to issue any capital stock; provided, however, that

          (a) the Borrower may issue common stock and may issue preferred stock to the extent the aggregate of all preferred stock outstanding does not require the payment of dividends in excess of amounts permitted under
     Section 9.5, and provided such preferred stock is not redeemable, payable or subject to being required to be purchased or otherwise retired or extinguished (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than the Borrower or (iii) upon the occurrence of a condition not solely within the control of the Borrower, such as a redemption required to be made out of future earnings; and

          (b) any Subsidiary of the Borrower may issue capital stock to the Borrower or any wholly-owned Subsidiary of the Borrower.

     9.7. Fundamental Changes. Directly or indirectly (whether in one transaction or a series of transactions), or permit any of their respective Subsidiaries directly or indirectly (whether in one transaction or a series of transactions) to:

          (a) enter into any transaction of merger, consolidation or amalgamation;

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

               (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

               (c)     make any Asset Acquisition other than a Permitted
Acquisition;

               (d) make any material change in its present method of conducting business; or

               (e) enter into any agreement or transaction to do or permit any of the foregoing;

provided, however, that:

                       (1) notwithstanding clause (a) of this Section 9.7, the merger, consolidation or amalgamation of any Person with the Borrower or any Guarantor as the method by which a Permitted Acquisition is accomplished shall be permitted, provided that the Borrower or such Guarantor is the surviving entity in the transaction;

                       (2) notwithstanding clause (a) of this Section 9.7, the merger, consolidation or amalgamation of any Subsidiary of the Borrower with any Guarantor shall be permitted, provided that such Guarantor is the surviving entity in the transaction;

                       (3) notwithstanding clause (a) of this Section 9.7, the merger, consolidation or amalgamation of any Subsidiary of the Borrower with the Borrower shall be permitted, provided that the Borrower is the surviving entity in the transaction; and

                       (4) notwithstanding clause (b) of this Section 9.7, the Borrower may permit the dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such dissolution) if at the time of such dissolution such Subsidiary has no material assets, engages in no material business and otherwise has no material activities other than activities related to the maintenance of its corporate existence and good standing.

        9.8. Transactions With Affiliates. Enter into, or permit any of their respective Subsidiaries to enter into, any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee of the Borrower or any of its Subsidiaries, except transactions that are in the ordinary course of business of the Borrower or such Guarantor or Subsidiary and that are upon fair and reasonable terms no less favorable to the Borrower or such Guarantor or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

        9.9. Agreements Restricting the Borrower and its Subsidiaries. Enter into or become a party to any agreement with any Person (other than this Agreement and the Loan Documents) that in any way prohibits, restricts or limits the ability of the Borrower, any Guarantor or any such Subsidiary to:

               (a) transfer cash or other assets to the Borrower or any of its Subsidiaries, or

               (b) create, incur, assume or suffer to exist any Lien with respect to any real or personal property, fixtures, revenues or other assets whatsoever, whether now owned or hereafter acquired, of the Borrower, any Guarantor or any such Subsidiary.

        9.10.  ERISA.

               (a) terminate or permit any of their respective Subsidiaries to terminate any Plan so as to result in any material liability to the PBGC;

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

                (b) engage or permit any of their respective Subsidiaries to engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan that would result in a material liability for an excise tax or civil penalty in connection therewith;

                (c) incur or suffer to exist, or permit any of their respective Subsidiaries to incur or suffer to exist, any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), regardless of whether waived, involving any Plan; or

                (d) allow or suffer to exist, or permit any of their respective Subsidiaries to allow or suffer to exist, any event or condition that presents a material risk of incurring a material liability to the PBGC by reason of the termination of any Plan.

          9.11. Maintenance of Material Contracts. Without the prior written consent of Requisite Lenders, enter into an agreement to cancel, terminate or surrender, or enter into any material amendment of, any Material Contract, unless the cumulative effect of all such cancellations, terminations, surrenders and amendments will not have a Material Adverse Effect.

          9.12. Adverse Transactions. Enter into or become a party to, or permit any of their respective Subsidiaries to enter into or become a party to, any transactions the performance of which in the future would be inconsistent with or is reasonably likely to result in a breach of any covenant contained herein or any other Loan Document or otherwise to result in a Default.

          9.13. Subordinated Indebtedness. Modify, amend or in any way change the terms of any Subordinated Indebtedness or any instrument, document or agreement evidencing same or related thereto, if the effect of any such modification, amendment or change would be to (a) modify the terms of subordination, as they apply to the Obligations, in a manner inconsistent with the definition of Subordinated Indebtedness set forth herein, or (b) otherwise materially affect the rights of the Administrative Agent or the Lenders vis-a-vis the holder(s) of such Subordinated Indebtedness.

                                  ARTICLE 10.

                               FINANCIAL COVENANTS

          10.1. Borrower Ratios. So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and the Guarantors shall not:

                10.1.1. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than 2.10 to 1.00.

                10.1.2. Funded Indebtedness to EBITDA Ratio. Permit the Funded Indebtedness to EBITDA Ratio (a) as of the end of any Fiscal Quarter ending on or before December 31, 2001, to be greater than 2.50 to 1.00, or (b) as of the end of any Fiscal Quarter ending after December 31, 2001, to be greater than
2.25 to 1.00.

                10.1.3. Funded Indebtedness to Capitalization Ratio. Permit the Funded Indebtedness to Capitalization Ratio (a) as of the end of any Fiscal Quarter ending on or before June 30, 2003 to be greater than 0.55 to 1.00, or
(b) as of the end of any Fiscal Quarter ending after June 30, 2003 but on or before December 31, 2003 to be greater than 0.50 to 1.00, or (c) as of the end of any Fiscal Quarter ending after December 31, 2003 to be greater than 0.45 to 1.00.

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

                10.1.4. Capital Expenditures. Permit Capital Expenditures made by Borrower and the Guarantors to exceed an aggregate amount in any Fiscal Year equal to one hundred fifty percent (150%) of Borrower and Guarantor's depreciation during such Fiscal Year.

          10.2. Guarantor Solvency. So long as any Obligations or any Guaranteed Obligations are unpaid or outstanding, any Obligations under the Loan Documents are unperformed or any of the Commitments are in effect, each of the Guarantors at all times shall be Solvent.

                                  ARTICLE 11.

                     EVENTS OF DEFAULT AND LENDERS' REMEDIES

          11.1. Events of Default. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or come about or be effected by operation of law or otherwise:

                11.1.1. Failure to Pay Loans, Etc. The Borrower shall fail to pay when due any principal of, interest on or other amount payable in respect of the Loans, the Credit Fees or any of the other Obligations.

                11.1.2. Failure to Perform Certain Covenants. The Borrower or any Guarantor shall fail to perform or observe any of its covenants and agreements set forth in Sections 8.6, 8.10 and 8.12 and in Articles 9 and 10.

                11.1.3. Failure to Perform Agreements Generally. The Borrower or any Guarantor shall fail to perform or observe any of its other covenants and agreements set forth in this Agreement (other than those described in Sections
11.1.1 and 11.1.2) or the other Loan Documents, and such failure shall continue for more than twenty (20) days after the earlier of (a) written notice from the Administrative Agent to the Borrower or such Guarantor, as applicable, of the existence of such Default or (b) the date any Responsible Officer of the Borrower or such Guarantor, as applicable, first obtains knowledge of such failure.

                11.1.4. Defaults Under Other Loan Documents. Any default or event of default shall occur under any other Loan Document, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period.

                11.1.5. False Statements. Any representation or warranty of the Borrower or any Guarantor set forth in this Agreement, the Notes or the other Loan Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of the Borrower or any Guarantor in connection herewith or therewith shall prove to be false or misleading in any material respect at the time made or given.

                11.1.6. Voluntary Insolvency Proceedings. The Borrower, any Guarantor or any of their respective Subsidiaries (a) shall commence a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, (b) shall consent to any such relief or to the appointment of, or the taking of possession of any of its property by, any such official in any involuntary case or other proceeding commenced against it, (c) shall make a general assignment for the benefit of creditors, (d) shall take any action to authorize any of the foregoing, or (e) shall become insolvent or fail generally to pay its debts as they become due.

                11.1.7. Involuntary Insolvency Proceedings. Any involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any of their respective Subsidiaries seeking

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

dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, and (a) an order for relief (or the equivalent) shall be entered in such involuntary case or other proceeding or (b) such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days after the commencement thereof.

                11.1.8. Failure to Perform Other Obligations. The Borrower, any Guarantor or any of their respective Subsidiaries shall (a) fail to pay any amount of any Indebtedness or interest thereon, or (b) fail to observe or perform any term, covenant or agreement contained in any Contractual Obligation (including Contractual Obligations evidencing, securing or relating to any Indebtedness) executed by it, which failure (i) would cause or permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or any agent or trustee on their behalf) to cause such Indebtedness to become due or otherwise payable prior to its stated maturity, so long as the aggregate principal amount of all such Indebtedness that would then become due or payable would equal or exceed $1,000,000, or (ii) would impair the Administrative Agent's or the Lenders' rights or the performance of the obligations of the Borrower, any Guarantor or any of their respective Subsidiaries under this Agreement, the Notes or the other Loan Documents or the business or operations of the Borrower, any Guarantor or any of their respective Subsidiaries; unless in the case of a Contractual Obligation that is not for borrowed money, such failure of performance is being contested by the Borrower, such Guarantor or such Subsidiary in good faith and adequate reserves with respect thereto have been established on the books of the Borrower, such Guarantor or such Subsidiary in conformity with GAAP.

                11.1.9. Judgments; Legal Process. One or more judgments, decrees or orders for the payment of money shall be entered, or any judgment lien shall be filed, or any writ of execution, attachment, garnishment or other legal process shall be issued, against the Borrower, any Guarantor or any of their respective Subsidiaries, or any of the property thereof, which by itself or together with all other such legal processes is for an amount in excess of $1,000,000, and which shall remain unvacated, unbonded or unstayed for a period of thirty (30) days, or in any event later than five (5) days prior to the date of any proposed sale thereunder.

                11.1.10. Condemnation of Property. All or substantially all of the property of the Borrower, any Guarantor or any of their respective Subsidiaries shall be condemned, seized or otherwise appropriated, and the condemnation award is materially less than the book value of such property at the date hereof (if such property was owned by the Borrower or any of its Subsidiaries on the date hereof) or at the time such property was acquired by the Borrower or such Subsidiary (if such property was acquired by the Borrower or such Subsidiary after the date hereof).

                11.1.11. Suspension of Business. The Borrower, any Guarantor or any of their respective Subsidiaries shall voluntarily suspend the transaction of its business for more than five (5) Business Days in any Fiscal Year after the date hereof without the prior express written consent of Requisite Lenders.

                11.1.12. ERISA. (a) The Borrower or any Commonly Controlled Entity shall engage in any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Plan, (b) any "accumulated funding deficiency" (as defined in ERISA), regardless of whether waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or a proceeding shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or proceeding presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, shall continue unremedied for ten (10) days after notice of such Reportable Event is given pursuant to Section 4043(a), (c) or (d) of ERISA and, in the case of such proceeding, shall continue for ten (10) days after commencement thereof,
(d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
(e) the withdrawal or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multi-Employer Plan, or (f) the reorganization or insolvency of a Plan or any other event or condition shall occur or exist with respect to a Plan and in each case in clauses (a)

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

through (f) above, such event or condition together with all other such events or conditions, if any, would have a Material Adverse Effect.

                11.1.13. Validity of Loan Documents. Any of the Loan Documents or any provision thereof, for any reason whatsoever, shall cease to be binding on the Borrower, any Guarantor or any of their respective Subsidiaries as is a party thereto, or the Borrower or any Guarantor shall so assert.

                11.1.14. Guaranty Obligations. Any Guarantor shall default in the performance or observance of its guarantee hereunder, or such guarantee for any reason whatsoever shall cease to be a valid and binding obligation of any such Guarantor, or any such Guarantor shall so assert.

                11.1.15. Failure of Lien. Any Security Document, after delivery thereof pursuant to this Agreement, for any reason shall cease to create a valid Lien on any of the Collateral purported to be covered thereby or, after recordation of such Security Document as provided in this Agreement, shall cease to be a perfected and first priority Lien on such Collateral, subject only to Permitted Liens.

                11.1.16. Defaults under Material Contracts. Any default or event of default by the Borrower or any Guarantor shall occur under any Material Contract, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period.

                11.1.17. Material Adverse Change. Any Material Adverse Change shall occur.

                11.1.18. Change in Control. An event or series of events shall occur by which (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), shall become the "beneficial owner" (within the meaning of Rule 13d-3 and/or Rule 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than the passage of time), or (b) during any period of up to twelve (12) consecutive months, individuals who at the beginning of such period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower.

         11.2. Lenders' Remedies. Upon the occurrence of an Event of Default or at any time thereafter, and in each and every case, unless such Event of Default shall have been remedied or waived in writing by Requisite Lenders, any one or all of the following actions may be taken:

                (a) upon the request of Requisite Lenders, the Administrative Agent shall, by notice to the Borrower terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate; provided, however, that upon the occurrence of any event specified in either Section 11.1.6 or
         Section 11.1.7 the Commitments shall terminate automatically without further action by the Administrative Agent or the Lenders;

                (b) upon request of Requisite Lenders, the Administrative Agent shall declare all outstanding Obligations and other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable immediately, and all such Obligations and other amounts immediately shall be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived to the extent permitted by applicable law; provided, however, that upon the occurrence of any event specified in either
         Section 11.1.6 or Section 11.1.7 all such Obligations and other amounts immediately shall be due and payable in full without declaration or other notice;

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

           (c) the Administrative Agent immediately, and without expiration of any period of grace, may enforce payment of all Obligations of the Borrower and the Guarantors to the Administrative Agent and the Lenders under this Agreement, the Notes and the other Loan Documents, and the Administrative Agent shall be entitled to all remedies available hereunder or thereunder; and

           (d) the Administrative Agent shall be entitled to exercise, for the ratable benefit of the Lenders, all other rights, powers, privileges, options and remedies available under or by virtue of the Loan Documents or otherwise available at law or in equity.

                                   ARTICLE 12.

                            THE ADMINISTRATIVE AGENT

     12.1. Appointment. Each Lender hereby (a) irrevocably appoints AmSouth as the Administrative Agent for such Lender and the other Lenders under this Agreement, the Notes and the other Loan Documents, and (b) irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, the Notes and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall, among other things, take such actions as the Administrative Agent is authorized to take pursuant to this Agreement, the Notes and the other Loan Documents. As to any matters not expressly provided for in this Agreement, the Administrative Agent may, but shall not be required to, exercise any discretion or take any action; however, the Administrative Agent shall be required to act or to refrain from acting upon the written instructions of Requisite Lenders if the Administrative Agent shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of so acting or refraining from acting. Notwithstanding anything to the contrary herein, the Administrative Agent shall have no duties, responsibilities or fiduciary relationships with any Lender except those expressly set forth in this Agreement, the Notes and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Notes or the other Loan Documents or otherwise exist against the Administrative Agent.

     12.2. Delegation of Duties. The Administrative Agent may exercise any of its powers or execute any of its duties under this Agreement, the Notes and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to obtain, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Administrative Agent may utilize the services of such agents and attorneys-in-fact as the Administrative Agent in its sole discretion reasonably determines, and all reasonable fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent in good faith.

     12.3. Limitation of Liability. Neither the Administrative Agent nor its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be taken by it or by such Person under or in connection with this Agreement, the Notes or the other Loan Documents, if authorized or permitted hereunder, except for its or such Person's own gross negligence or willful misconduct, or (b) responsible for the consequences of any oversight or error in judgment by it or such Person whatsoever, except for its or such Person's own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for (i) the execution, validity, genuineness, effectiveness, sufficiency, enforceability, perfection or priority of this Agreement, the Notes or the other Loan Documents, (ii) the collectability of any amounts owing under this Agreement, the Notes or the other Loan Documents, (iii) the value, sufficiency, enforceability, perfection or collectability of any Collateral, (iv) the failure by the Borrower, any Guarantor or any of their respective Subsidiaries to

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

perform its obligations under this Agreement, the Notes or the other Loan Documents or to observe any conditions hereof or thereof, (v) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by the Borrower, any Guarantor or any of their respective Subsidiaries or any officer or agent thereof contained in this Agreement, the Notes or the other Loan Documents, or in any certificate, report, statement, document or other writing referred to or provided for in, or received by the Administrative Agent in connection with, this Agreement, the Notes or the other Loan Documents believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.

     12.4. Reliance by the Administrative Agent. The Administrative Agent shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement, the Notes or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, Collateral, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to it shall have been duly authorized or is genuine, accurate and complete or (c) to inspect the properties, books or records of the Borrower, any Guarantor or any of their respective Subsidiaries. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying (i) upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (ii) upon advice and statements of legal counsel (including counsel to the Borrower or the Guarantors), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement, shall have been delivered to the Administrative Agent identifying the name of the subsequent payee or holder thereof. The Administrative Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action required or permitted by it under this Agreement, the Notes or the other Loan Documents unless (A) it first shall receive such advice or concurrence of Requisite Lenders as it deems appropriate, or (B) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In all cases the Administrative Agent shall be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     12.5. Notice of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received notice from a Lender, the Borrower or any Guarantor referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If the Administrative Agent receives such a notice, the Administrative Agent shall give telephonic and written notice thereof to the Lenders as soon as is practicable. The Administrative Agent shall take such action with respect to an Event of Default as shall be reasonably directed by Requisite Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders.

     12.6. Non-Reliance on the Administrative Agent by the Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender. The Administrative Agent shall have no obligation, responsibility or liability to any of the Lenders regarding the creditworthiness or financial condition of the Borrower, any of the Guarantors or any of their respective Subsidiaries or for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document. No act by the Administrative Agent hereinafter taken, including any review of the Borrower, the

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Guarantors and their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries and has made its own decision to enter into this Agreement and to make its Loans and otherwise participate in the transactions hereunder. Each Lender also represents that, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Notes and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries. The Administrative Agent shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or the Guarantors or the existence or possible existence of any Default. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, the Guarantors or their respective Subsidiaries that may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

     12.7. Indemnification. Each of the Lenders shall indemnify, defend and hold harmless the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that at any time (including at any time following the satisfaction of the Obligations) may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to, resulting from or arising out of this Agreement, the Notes or the other Loan Documents, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result arose solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the repayment of the Loans and the satisfaction of the other Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.

     12.8. Payments. If in the opinion of the Administrative Agent, the distribution of any amount received by the Administrative Agent in such capacity under this Agreement, the Notes or the other Loan Documents might involve it in liability, the Administrative Agent may refrain from making the distribution thereof until the Administrative Agent's right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received from and distributed by the Administrative Agent in such capacity as Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made either (a) shall repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid, or (b) shall repay the same in such manner and to such Persons as shall be determined by such court.

     12.9. Administrative Agent in Its Individual Capacity. The Administrative Agent in its individual capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrower or any of the Guarantors and their respective

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Subsidiaries as though the Administrative Agent were not the Administrative
Agent hereunder. With respect to Loans made or renewed by it and any Notes issued to it, the Administrative Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, the Notes and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Lenders" and "Requisite Lenders" shall include the Administrative Agent in its individual capacity.

     12.10. Successor Administrative Agent. The Administrative Agent may resign as such upon thirty (30) days' prior written notice to the Lenders. If the Administrative Agent shall resign as such under this Agreement, then Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Borrower; provided, however, that acceptability to the Borrower shall not be required if a Default has occurred and is continuing. Upon acceptance of its appointment as successor agent, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Administrative Agent, (b) the retiring Administrative Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, the Notes and the other Loan Documents, (c) the term "Administrative Agent" shall mean such successor agent effective upon its appointment and (d) the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE 13.

                         ASSIGNMENTS AND PARTICIPATIONS

     13.1. Successors and Assigns. This Agreement, the Notes and the other Loan Documents shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Neither the Borrower nor the Guarantors may assign, transfer, hypothecate or otherwise convey their respective rights, benefits, obligations or duties hereunder or thereunder without the prior express written consent of the Lenders. Any purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Guarantors without the prior express written consent of all the Lenders shall be void. Neither the Administrative Agent nor any of the Lenders may sell, assign, transfer, grant a participation in or otherwise dispose of all or any portion of its interest in this Agreement, the Notes or the other Loan Documents except as expressly provided herein.

     13.2.  Assignments.

            13.2.1. Assignments. With prior notice to the Borrower, each Lender may assign (other than the sale of a participation) up to one hundred percent (100%) of its right, title and interest under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it) to one or more banks or other financial institutions; provided, however, that (a) each such assignment shall be of a constant, and not a varying, percentage of all such Lender's right, title and interest hereunder and thereunder, (b) such share equals no less than $5,000,000 in the case of any one assignee, (c) any assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance and a non-refundable assignment fee of $3,500, and (d) a Lender may not assign any interest without the prior approval of the Administrative Agent and, in the absence of a Default, the Borrower, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Lender may assign, as collateral or otherwise, any of its rights (including such Lender's rights to payments of principal

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and/or interest on the Notes) under this Agreement to any Federal Reserve Bank without notice to or consent of the Administrative Agent or the Borrower.

           13.2.2. Effect of Assignments. Upon the sale, assignment, transfer or other disposition (other than the sale of a participation) of any of a Lender's right, title and interest under this Agreement, the Notes and the other Loan Documents to any assignee in accordance with this Section 13.2, then upon the execution, delivery and acceptance of the Assignment and Acceptance, from and after the effective date specified therein, (a) the transferor Lender no longer shall have the rights, benefits and obligations under this Agreement, the Notes or the other Loan Documents to the extent of the interest transferred (except for such rights, benefits and obligations that such Lender would retain under or with respect to this Agreement, the Notes or the other Loan Documents upon payment in full of the Obligations), and (b) the assignee shall become a Lender, shall succeed to the rights and benefits and assume the obligations of such transferor Lender hereunder and thereunder to the extent of the interest transferred.

           13.2.3. Actions by the Borrower. The Borrower hereby agrees that it shall execute and deliver, at the request of the Administrative Agent (a) one or more substitute Notes to the order of such Lenders to evidence the portions of the Loans retained and sold and (b) any amendment to any Loan Document to effectuate the provisions of this Section 13.2.

     13.3. Participations. Subject to the provisions of this Section 13.3, each Lender shall have the right at any time to sell undivided participating interests in all or any part of its Commitments and the Loans to one or more banks or other financial institutions; provided, however, that (a) such sale or transfer shall not relieve such Lender of any obligation or liability hereunder,
(b) such Lender shall make and receive all payments for the account of its participants and shall retain exclusively, and shall continue to exercise exclusively, all rights of approval and administration available hereunder with respect to such Lender's Commitments and the Loans, even after giving effect to the sale of any such participation (although such Lender may at its option agree with its participants that it will not consent to any matter described in clauses (a) through (f) of Section 14.3.4 without their concurrence), and (c) such Lender shall make such arrangements with its participants as may be necessary to accomplish the foregoing. No such participant shall be a Lender for any purpose of this Agreement, other than for purposes of Section 14.13, without the consent of the Administrative Agent.

     13.4. Disclosure. In connection with any assignments, participations or offers therefor pursuant to this Article 13, each Lender may disclose to any assignee or participant or prospective assignee or participant such information pertaining to the Borrower, the Guarantors or any of their respective Subsidiaries as such Lender may deem appropriate or such assignee or participant or prospective assignee or participant may request; provided, however, that prior to any such disclosure such assignee or participant or prospective assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it on the same basis as provided in this Section 13.4.

     13.5. Assignments and Participations as Units. No Lender shall assign or sell any participation in its Commitments or the Loans, except in the form of units consisting of pro rata interests in its Commitments and the Loans.

                                   ARTICLE 14.

                               GENERAL PROVISIONS

     14.1. Notices. Any notice, request, demand or other communication required or permitted under this Agreement, the Notes or the other Loan Documents shall be in writing and shall be deemed to be properly given (a) when received, if personally delivered or sent by overnight courier with appropriate confirmation of delivery, (b) two (2) Business Days after deposit in the mail, if mailed by United States first class, certified or registered mail, postage prepaid, (c) one (1) Business Day after deposit with a public telegraph company for

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transmittal, charges prepaid, or (d) when received, if given by telecopy, with appropriate confirmation, each to the appropriate address set forth below or to such other address that any such party or the Administrative Agent may designate by written notice to other parties.

         If to the Borrower:

                   NN, Inc.
                   Building 2, Suite 12
                   2000 Water's Edge Drive
                   Johnson City, Tennessee 37604
                   Attn:  William C. Kelly
                   Telecopy No. 423/743-2670

         with a copy to:

                   Blackwell Sanders Peper Martin LLP
                   13710 FNB Parkway, Suite 200
                   Omaha, Nebraska  68154
                   Attn:  H. Dale Dixon, III
                   Telecopy No. 402/964-5050

         If to any of the Guarantors:

                   c/o NN, Inc.
                   Building 2, Suite 12
                   2000 Water's Edge Drive
                   Johnson City, Tennessee 37604
                   Attn:  William C. Kelly
                   Telecopy No. 423/743-2670

         If to any of the Lenders:

                   Their respective addresses as set forth with their signatures on this Agreement.

         If to AmSouth as Administrative Agent:

                   AmSouth Bank
                   AmSouth Center
                   315 Deaderick Street
                   Nashville, Tennessee  37237
                   Attn:  Corporate Finance
                   Telecopy No. 615/748-1501

         with a copy to:

                   Bass, Berry & Sims PLC
                   2700 AmSouth Center
                   315 Deaderick Avenue
                   Nashville, Tennessee  37237
                   Attn:  Felix R. Dowsley, III

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           Telecopy No. 615/742-6293

     14.2. Entire Agreement. The execution and delivery of this Agreement and the other Loan Documents supersede all the negotiations or stipulations concerning the matters that preceded or accompanied the execution and delivery hereof and thereof (other than with respect to fees payable pursuant to separate agreements between the Borrower and the Administrative Agent). This Agreement, the Notes and the other Loan Documents also are intended, by the parties hereto and thereto, as a complete and exclusive statement of the terms and conditions hereof and thereof.

     14.3. Amendments, Waivers and Consents.

           14.3.1. Amendments. Except as otherwise set forth in this Agreement, the provisions of (a) this Agreement may not be modified, amended, restated or supplemented, except by a written instrument duly executed and delivered on behalf of the Borrower, the Guarantors and Requisite Lenders, and (b) the Notes and all Loan Documents other than this Agreement may not be modified, amended, restated or supplemented, except by a written instrument duly executed and delivered on behalf of the Borrower and any of the Guarantors, to the extent that the Borrower or any such Guarantor is a signatory party to such Note or such Loan Document, and on behalf of the Administrative Agent, with the written consent of Requisite Lenders. Notwithstanding anything to the contrary herein, the Administrative Agent and Requisite Lenders may modify, amend, restate, supplement or waive any provision of Article 12 without the consent of the Borrower or any Guarantor.

           14.3.2. Waivers and Consents. Except as otherwise set forth in this Agreement, any waiver of the terms and conditions of this Agreement, the Notes or the other Loan Documents, or any waiver of any Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Agreement, the Notes or the other Loan Documents to be given by the Lenders, may be made or given with, but only with, the written consent of Requisite Lenders on such terms and conditions as specified in the written instrument granting such waiver, consent or approval. A waiver, to be effective, must be in writing and signed by the party making the waiver.

           14.3.3. Effect of Waivers. In the case of any waiver, the Borrower, the Guarantors, the Lenders and the Administrative Agent shall be restored to their former positions and rights under this Agreement, the Notes and the other Loan Documents to the extent of such waiver, and any Default waived shall be deemed to be cured and not continued; provided, however, that no waiver shall constitute the waiver of any subsequent or other Default or impair any right consequent thereon. No failure or delay on the part of the Administrative Agent or any Lender to exercise or enforce any right or remedy under or in connection with this Agreement, the Notes or the other Loan Documents, whether by their respective terms, at law, in equity or otherwise, shall operate as a waiver thereof. No single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

           14.3.4. Consent of All the Lenders. Without in each instance the prior express written consent of the Administrative Agent and all the Lenders, no such modification, amendment, restatement, supplement, waiver or consent shall:

           (a) increase the aggregate Commitments, or increase the Commitment of any Lender without such Lender's approval;

           (b) reduce the amounts or extend the dates for the payment of any Credit Fees that are payable ratably to all of the Lenders in accordance with their respective Percentages of the Commitments;

           (c) extend the maturity of the Notes or the date of any scheduled principal payments or mandatory prepayments hereunder or thereunder;

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          (d)     reduce the rate or extend the time of payment of interest
    hereunder or under the Notes;

          (e) waive the payment of any principal, interest or Credit Fees payable hereunder or under the Notes;

          (f) extend the Revolving Commitment Expiration Date or the Term Loan Maturity Date except as expressly provided for in this Agreement;

          (g) consent to the assignment or transfer by the Borrower of any of its Obligations under this Agreement, the Notes or the other Loan Documents;

          (h) release a material portion of the Collateral or release any of the guarantees hereunder, except as expressly provided herein; or

          (i) amend or modify the definitions of "Percentages" or "Requisite Lenders" contained in this Agreement.

          14.3.5. Binding Effect. Any such modification, amendment, restatement, supplement, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantors, the Lenders, the Administrative Agent and all future holders of the Notes.

    14.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

    14.5. Interpretation. Neither this Agreement, the Notes or the other Loan Documents, nor any uncertainty or ambiguity herein or therein, shall be construed or resolved against the Administrative Agent, the Lenders, the Borrower or the Guarantors whether under any rule of construction or otherwise. This Agreement, the Notes and the other Loan Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to accomplish fairly the purposes and intentions of all such parties.

    14.6. Inconsistencies With Other Documents. In the event there is a conflict or inconsistency between this Agreement, the Notes or the other Loan Documents, the terms of this Agreement shall control; provided, however, that any provision of the Security Documents that imposes additional burdens on the Borrower or any Guarantor or further restricts the rights of the Borrower or any Guarantor or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

    14.7. Severability. If any portion of this Agreement, the Notes or any of the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the creation of the Obligations and the consummation of the issuance of the Notes, the grant of collateral security therefor, the guarantee thereof and the payment of principal and interest in respect of the Obligations substantially on the same terms and subject to the same conditions as set forth herein and therein.

    14.8. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection, priority and enforcement of liens on

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and security interests in the Collateral. Notwithstanding the foregoing, if at any time the laws of the United States of America permit any Lender to contract for, take, reserve, charge or receive interest or loan charges in amounts greater than are allowed by the laws of such state (whether such federal laws directly so provide or refer to the law of the state where such Lender is located), then such federal laws shall to such extent govern as to the interest and loan charges that such Lender is allowed to contract for, take, reserve, charge or receive under this Agreement, the Notes and the other Loan Documents. References to laws in this section are to such laws as are now in effect, and, with respect to usury laws, if any, applicable to any Lender and to the extent allowed thereby, to such laws as hereafter may be in effect that allow a higher maximum nonusurious interest rate than such laws now allow.

    14.9. CONSENT TO JURISDICTION. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR ANY LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 14.1. NOTHING IN THIS SECTION 14.9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY OF THE GUARANTORS OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

    14.10. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, COUNTERCLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (a) acknowledges that this waiver is a material inducement for the parties to the Loan Documents to enter into a business relationship, that the parties to the Loan Documents have already relied on this waiver in entering into same and the transactions that are the subject thereof, and that they will continue to rely on this waiver in their related future dealings, and (b) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals and/or replacements of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    14.11. Cumulative Remedies. All rights and remedies provided in or contemplated by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any right or remedy otherwise provide herein, therein, at law or in equity.

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    14.12. Expenses of Administration and Enforcement. The Borrower shall pay on demand all reasonable expenses of the Administrative Agent in connection with this Agreement, the Notes and the other Loan Documents, and the preparation of any modifications, amendments, restatements, supplements or waivers, including all attorneys' and paralegals' fees and expenses, all fees and expenses for title, lien and other public records searches, filing and recordation fees and taxes, duplicating expenses, corporation search fees, appraisal fees, escrow agent fees and expenses, and all other customary expenses. If a Default shall occur, all reasonable out-of-pocket expenses incurred by the Lenders and the Administrative Agent (including administrative expenses of the Administrative Agent and the Lenders and reasonable fees and disbursements of outside counsel) in connection with such Default and collection and other enforcement proceedings (including bankruptcy proceedings) resulting therefrom shall be paid by the Borrower, regardless of whether suit is actually commenced to obtain any relief provided hereunder. The Borrower shall indemnify, defend and hold harmless the Administrative Agent and each of the Lenders from and against any and all documentary or filing taxes, assessments or charges by any Governmental
Authority by reason of the execution and delivery of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions that are the subject thereof.

    14.13. Indemnification. The Borrower and each of the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Administrative Agent and the Lenders (to the fullest extent permitted by law) from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that the Administrative Agent and the Lenders may incur or suffer or that may arise out of, result from or relate to (a) this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the Administrative Agent's or the Lenders' own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent or any Lender against any of the others), or (b) any action under this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the Administrative Agent's or the Lenders' own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent or any Lender against any of the others). In no event shall the Administrative Agent or any Lender be liable to the Borrower or any of the Guarantors for any matter or thing in connection with this Agreement, the Notes or the other Loan Documents other than to account for monies actually received by them in accordance with the terms hereof. This
Section 14.13 shall survive termination of this Agreement.

    14.14. Adjustment. Except with respect to payments on account of Swing Line Loans, if any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Loans or the interest thereon or receive any collateral therefor, whether voluntarily or involuntarily, by set-off or otherwise, in an amount proportionately greater than any corresponding payment to or collateral received by any other Lender in respect of such other Lender's Loans or the interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits thereafter is recovered from such benefitted Lender or set aside, such purchase shall be rescinded and the purchase price and benefit returned to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lenders' Loans may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

    14.15. Setoff. In addition to any rights and remedies of the Lenders provided by law, the Lenders each shall have a security interest in any and all deposits of the Borrower and the Guarantors (general or special, time or demand, provisional or final) at any time held by any Lender or any Affiliate thereof, which security interest shall secure the Obligations. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Administrative Agent without prior notice to the Borrower or the Guarantors, any notice being specifically waived by the Borrower and the Guarantors to the fullest extent permitted by applicable law, each Lender may set off and apply against any indebtedness, whether matured or unmatured, of the Borrower or any Guarantor to the Lenders, any amount owing from any Lender or any Affiliate thereof to the Borrower or any Guarantor at, or at any time after, the occurrence of an Event of Default (and each Affiliate of any Lender is irrevocably authorized to permit such setoff and application), and the aforesaid right of setoff may be exercised by any Lender against the Borrower or the Guarantors or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment, or attachment creditor of the Borrower or any Guarantor, or against anyone else claiming through or against the Borrower or any such Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or other attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by any Lender prior to the making, filing or issuance, or service upon any Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender promptly shall notify the Borrower or the Guarantors and the Administrative Agent after any such setoff and application made by any Lender; provided, however, that failure to give such notice shall not affect the validity of such setoff and application.

     14.16. Other Accommodations to the Borrower and the Guarantors; No Rights By Virtue of Cross-Collateralization.

            (a) Each Lender (including the Administrative Agent) may, without notice to or consent by any other Lender, make or participate in loans, extensions of credit or other financial accommodations to or for the benefit of the Borrower and/or any of its Subsidiaries on any terms that it deems desirable, and engage in other business transactions, in the same manner as if this Agreement were not in existence, all without limiting, waiving or otherwise impairing any rights of such Lender or any other Lender under this Agreement. Without limiting the generality of the foregoing, the Lenders acknowledge and agree that so long as a Lender acts in good faith and the other Lenders' interests in the Obligations and the Collateral are not impaired thereby, (i) such Lender may be preferred or secured in any manner that it deems advisable with respect to such other loans, extensions of credit, financial accommodations and transactions,
     (ii) such Lender shall be under no obligation to collect or attempt to collect any payments in respect of the Obligations in preference to the collection or enforcement of any other borrowings or obligations of the Borrower and/or its Subsidiaries to such Lender, and (iii) any amounts collected by such Lender from the Borrower and/or its Subsidiaries that are not expressly designated (or reasonably determinable to be intended) as being in payment of the Obligations may be applied to any of the obligations of such Person to such Lender in any manner deemed appropriate by such Lender.

            (b) The Lenders acknowledge and agree that the Collateral constitutes all of the collateral security for the Obligations and that, as among themselves, no Lender shall have any interest in (i) any property or interests of the Borrower or any of its Subsidiaries, other than the Collateral, that now or hereafter secures loans, extensions of credit, other financial accommodations and other transactions (excluding the Obligations), of the Borrower or any of its Subsidiaries with any other Lender, whether entered into directly or acquired by such Lender, (ii) any property of the Borrower or any of its Subsidiaries, other than the Collateral, now or hereafter in the possession or control of any other Lender, (iii) any deposit, not constituting Collateral, now or hereafter held by any other Lender, or (iv) any other indebtedness now or hereafter owing to any other Lender; any of which may be or become security for or otherwise available for payment or performance of the Obligations by reason of any cross-collateralization or any general description of secured indebtedness(es) and/or obligation(s) contained in any mortgage, security agreement or other security instrument or agreement held by any Lender, or by reason of the right of setoff, counterclaim or otherwise. Notwithstanding the foregoing, if any such property, deposit or indebtedness, or any proceeds thereof, in the discretion of the Lender holding same, is applied to the reduction of the Obligations, then all of the Lenders shall
         e entitled to their respective Percentages of such application in the manner provided in Sections 3.3 and 14.14.

         14.17. Survival of Representations and Warranties. All representations and warranties of the Borrower and the Guarantors set forth in this Agreement, the Notes and the other Loan Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrower and the Guarantors in connection herewith shall survive the execution of the delivery of this Agreement, the Notes and the other Loan Documents, the purchase and sale of the Notes hereunder and the payment or other satisfaction of the Obligations.

         14.18. Relationship of the Parties. None of the Administrative Agent or the Lenders shall be deemed partners or joint venturers with the Borrower or the Guarantors or any Affiliate thereof in making this Agreement or by any action taken hereunder. The Borrower and the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Lenders and the Administrative Agent from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and costs, whether direct, indirect, consequential or incidental, that the Lenders or the Administrative Agent may incur or suffer or that may arise out of, result from or relate to such a construction of the parties and their relationship. This
Section 14.18 shall survive termination of this Agreement.

         14.19. Destruction of Records. Any documents, schedules, invoices or other papers delivered to the Administrative Agent or the Lenders at their option may be destroyed or otherwise disposed of by them six (6) months after they are delivered to or received by them, unless the Borrower or any Guarantor requests, in writing, the return of such documents, schedules, invoices or other papers and makes reasonably acceptable arrangements, at the Borrower's or such Guarantor's expense, for their return.

         14.20.  Execution in Counterparts; Effectiveness.

                 (a) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof for all purposes, but all of which together shall constitute one and the same document. One or more counterparts of this Agreement may be executed by one or more of the parties hereto, and some different counterparts or copies executed by other parties. Each counterpart hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts, and all counterparts hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of a counterpart hereof, expressly authorizes and directs any other party hereto to detach the signature pages (and any corresponding acknowledgment pages) thereof from the counterpart hereof executed by the authorizing party and affix same to another identical counterpart hereof such that upon execution of multiple counterparts hereof by all parties hereto, there shall be one counterpart hereof to which is attached the signature pages (and any corresponding acknowledgment pages) containing signatures (and acknowledgments) of all parties hereto.

                 (b) This Agreement shall become effective when (i) the Administrative Agent shall have received counterparts or signature pages executed by the Borrower, the Guarantors, the Administrative Agent and the Lenders, or (ii) in the case of any Lender, the Administrative Agent shall have received telecopied notice from such Lender that it has executed a counterpart hereof or signature page hereto and forwarded the same to the Administrative Agent by first class, registered or certified mail as set forth in Section 14.1. A set of the copies of this Agreement or counterparts signed by all of the parties shall be lodged with the Borrower, on behalf of itself and the Guarantors, and the Administrative Agent.

         14.21. Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. It is the intention of the Borrower and the Lenders to conform strictly to all laws applicable to the Lenders that govern

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

or limit the interest and loan charges that may be charged in respect of the Obligations. Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loans, acceleration of the maturity of the unpaid balance of any of the Obligations or otherwise, shall the interest and loan charges agreed to be paid to any of the Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible by such Lender pursuant to applicable law. If for any reason whatsoever the interest or loan charges paid or contracted to be paid by the Borrower to any of the Lenders in respect of the Obligations shall exceed the maximum amounts collectible under the law applicable to such Lender, then, in that event, and notwithstanding anything to the contrary in this Agreement, the Notes or any other Loan Document: (a) the aggregate of all consideration that constitutes interest or loan charges under the law applicable to such Lender that is contracted for, taken, reserved, charged or received under this Agreement, the Notes or any other Loan Document or otherwise in connection with the Obligations under no circumstances shall exceed the maximum amounts allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount outstanding under this Agreement, the Notes and the other Loan Documents has been or thereby would be paid in full, refunded to the Borrower); and (b) in the event that the maturity of any or all of the Obligations is accelerated by reason of an election of the Lenders resulting from any Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest or loan charges under the law applicable to any Lender may never include more than the maximum amounts allowed by the law applicable to such Lender, and any excess interest or loan charges provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount of the Obligations has been or thereby would be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest and loan charges on account of the Obligations will not exceed any applicable legal limitation. The right to accelerate the maturity of the Obligations does not include the right to accelerate the maturity of any interest or loan charges not otherwise accrued on the date of such acceleration, and the Lenders do not intend to charge or collect any unearned interest or loan charges in the event of any such acceleration.

          14.22. Final Agreement. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                            [SIGNATURE PAGES FOLLOW]

                       BORROWER:

                       NN, INC.,
                       a Delaware corporation

                       By:  /s/ David L. Dyckman
                           -----------------------------------------------
                           Name:  David L. Dyckman
                                  ----------------------------------------
                           Title: VP & CFO
                                  ----------------------------------------


                       GUARANTORS:

                       INDUSTRIAL MOLDING GP, LLC,
                       a Delaware limited liability company


                       By:  /s/ David L. Dyckman
                           -----------------------------------------------
                           Name:  David L. Dyckman
                                  ----------------------------------------
                           Title: Manager
                                  ----------------------------------------


                       INDUSTRIAL MOLDING LP, LLC,
                       a Tennessee limited liability company


                       By:  /s/ William C. Kelly, Jr.
                           ------------------------------------------------
                           Name:  William C. Kelly, Jr.
                                  -----------------------------------------
                           Title: Manager
                                  -----------------------------------------


                       INDUSTRIAL MOLDING GROUP, L.P.,
                       a Tennessee limited partnership

                       By: Industrial Molding GP, LLC, a Delaware limited liability company, its general partner


                             By:  /s/ David L. Dyckman
                                 ------------------------------------------
                                 Name:  David L. Dyckman
                                        -----------------------------------
                                 Title: Manager
                                        -----------------------------------


                       DELTA RUBBER COMPANY,
                       a Connecticut corporation

                       By:  /s/ David L. Dyckman
                          --------------------------------------------------
                           Name:  David L. Dyckman
                                  ------------------------------------------
                           Title: VP
                                  ------------------------------------------

                         [Lender's Signature Page to $60,000.000
                                       NN, Inc.
                         Credit Agreement dated July 20, 2001]
                                                -------

                                AMSOUTH BANK, as a Lender and as Administrative Agent


                                By:  /s/ Jerry C. Greene
                                    ------------------------------------
                                    Name:  Jerry C. Greene
                                           -----------------------------
                                    Title: Senior Vice President
                                           -----------------------------


                                Address:   AmSouth Bank
                                           AmSouth Center
                                           315 Deaderick Street
                                           Nashville, Tennessee 37237
                                           Attn:  Corporate Finance
                                           Telecopy No. 615/748-1501


                                Initial Commitment: $20,000,000

                                              *(subject to Section 2.1.1)

                                           Percentage:  33.333333%

                     [Lender's Signature Page to $60,000.000
                                    NN, Inc.
                      Credit Agreement dated July 20, 2001]

                                     BANK ONE, KENTUCKY, NA, as a Lender and as
                                     Co-Agent

                                     By:  /s/ Darrin J. McCauley
                                        ----------------------------------------
                                           Name:  Darrin J. McCauley
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                     Address:        Bank One, Kentucky, NA
                                                     416 West Jefferson Street
                                                     Louisville, Kentucky 40202
                                                     Attn:  Darrin J. McCauley
                                                     Telecopy No. 502/566-8200


                                     Initial Commitment:  $15,000,000

                                                     *(subject to Section 2.1.1)

                                              Percentage:  25.00%

                     [Lender's Signature Page to $60,000.000
                                    NN, Inc.
                      Credit Agreement dated July 20, 2001]

                                    FIRSTAR BANK, N.A., as a Lender

                                    By:  /s/ Russell S. Rogers
                                        ----------------------------------------
                                         Name:  Russell S. Rogers
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------

                                    Address: Firstar Bank, N.A.
                                                     150 Fourth Avenue, North
                                                     2/nd/  Floor
                                                     Nashville, Tennessee 37219
                                                     Attn:  Russell S. Rogers
                                                     Telecopy No. 615/251-9247

                                    Initial Commitment:  $10,000,000

                                                     *(subject to Section 2.1.1)

                                             Percentage:  16.666667%

                     [Lender's Signature Page to $60,000.000
                                    NN, Inc.
                      Credit Agreement dated July 20, 2001]

                                              SUNTRUST BANK, as a Lender


                                    By:  /s/ William E. Edwards, III
                                        ----------------------------------------
                                          Name:  William E. Edwards, III
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------


                                    Address:      Suntrust Bank
                                                  207 Mockingbird Lane
                                                  Johnson City, Tennessee 37604
                                                  Attn:  William E. Edwards, III
                                                  Telecopy No. 423/434-0338

                                    Initial Commitment:  $7,500,000

                                                  *(subject to Section 2.1.1)

                                             Percentage:  12.50%

                     [Lender's Signature Page to $60,000.000
                                    NN, Inc.

                      Credit Agreement dated July 20, 2001]

                                    FIRST TENNESSEE BANK,
                                    NATIONAL ASSOCIATION, as a Lender


                                    By:  /s/ J. Michael Blackwell
                                        ----------------------------------------
                                          Name:  J. Michael Blackwell
                                                 -------------------------------
                                          Title: Sr. VP
                                                 -------------------------------


                                    Address:    First Tennessee Bank, National
                                                Association
                                                2112 North Roan Street
                                                5/th/ Floor
                                                Johnson City, Tennessee 37601
                                                Attn:  J. Michael Blackwell
                                                Telecopy No. 423/461-1208

                                    Initial Commitment:  $7,500,000

                                                *(subject to Section 2.1.1)

                                             Percentage:  12.50%

                             SCHEDULES AND EXHIBITS

                                    Schedules

Schedule 7.1 Borrower, Guarantors and Subsidiaries - Capitalization and Jurisdictions of Incorporation and Foreign Qualification

Schedule 7.3               Post-Closing Consents

Schedule 7.4               Conflicts

Schedule 7.6               Pending Litigation

Schedule 7.17A             Indebtedness

Schedule 7.17B             Contingent Obligations

Schedule 7.18A             Business Locations

Schedule 7.18B             Trade Names

Schedule 7.25              Environmental Matters

Schedule 7.26              Material Contracts and Capitalized Lease Obligations

Schedule 9.4               Existing Investments

                                    Exhibits

Exhibit 1.1A               Form of Supplement to Credit Agreement

Exhibit 1.1B               Form of Subordination Provisions

Exhibit 2.2.5              Form of Notice of Borrowing

Exhibit 2.4.2              Form of Notice of Conversion/Continuation

Exhibit 2.5A               Form of Revolving Note

Exhibit 2.5B               Form of Term Note

Exhibit 2.5C               Form of Swing Line Note

Exhibit 4.1                Form of Pledge Agreement

Exhibit 6.1.1A Form of Opinion of Counsel to the Borrower and the Guarantors

Exhibit 6.1.1B             Form of Solvency Certificate of Borrower

Exhibit 6.1.1C             Form of Solvency Certificate of Guarantors

Exhibit 13.2               Form of Assignment and Acceptance